UNITED STATES
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WASHINGTON, D.C. 20549

SCHEDULE 14A

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CENTESSA PHARMACEUTICALS PLC
PARENT COMPANY FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 31 DECEMBER 2021

Registered number: 12973576

ANNUAL REPORT AND FINANCIAL STATEMENTS

INTRODUCTION AND CONTENTS

Centessa Pharmaceuticals PLC (the “Company”, or the “Parent Company”) is a public limited company incorporated under the laws of England and Wales with American Depositary Shares (“ADS’s”) (representing its ordinary shares on a 1:1 basis) listed on the NASDAQ Global Select Market and traded under the symbol “CNTA”.

To meet US securities law reporting requirements, the Company is required to file an annual report on Form 10-K with the United States Securities and Exchange Commission (the “SEC”), which includes the audited consolidated financial statements of the Company and its subsidiaries (the “Group”) prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). To meet UK statutory requirements for being a quoted company under the UK Companies Act 2006 (the “Companies Act”), the Company is required to file UK consolidated accounts.

The contents of this Annual Report are as follows:

This “Annual Report”, as mentioned throughout these UK financial documents, is comprised of the reports listed above and the Annual Report on Form 10-K (the “Form 10-K”) filed with the SEC on 30 March 2022. For the purposes of this Annual Report, the exhibits to the Form 10-K are not incorporated by reference.

COMPANY INFORMATION

DirectorsFrancesco De Rubertis (Non-Executive Director)
Dr Arjun Goyal (Non-Executive Director)
Mary Lynne Hedley (Non-Executive Director)
Aaron Kantoff (Non-Executive Director)
Samarth Kulkarni (Non-Executive Director)
Dr Saurabh Saha (Executive Director)
Carol Stuckley (Non-Executive Director)
Dr Brett Zbar (Non-Executive Director)

SecretaryIqbal Hussain

Registered number12973576

Registered office3rd Floor, 1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom

Independent auditorsKPMG LLP
2 Forbury Place
33 Forbury Road
Reading RG1 3AD
United Kingdom

A LETTER FROM OUR CEO

Centessa Pharmaceuticals PLC was formed in October 2020 with the purpose of bringing impactful new medicines to patients by combining the primary strengths of the asset-centric venture capital model with the benefits of diversification and scale typically attributed to traditional large R&D organizations. Medicxi formed Centessa with a view to ultimately acquiring several pre-revenue, development stage biotech companies. On January 29, 2021, we acquired 11 biotechnology companies and closed a Series A funding round of $250 million in gross proceeds (including the conversion of a $5 million note). In June 2021, we completed an initial public offering (“IPO”) raising net proceeds of $344.1 million.

Our model seeks to minimize infrastructure investment and fixed costs by incorporating extensive outsourced resources into our research and development model to optimize deployment of funds for discovery and development. We are led by a management team with extensive R&D experience from leading biotech and pharmaceutical companies. Our management team provides direct guidance to rapidly advance our programs from research through all stages of development through the integrated one-team structure of our operating model. The management team is also responsible for judicious capital and resource allocation decisions for discovery and development efforts across the portfolio and aims to expeditiously evaluate and potentially terminate programs when the data do not support advancing a program. Our programs span discovery and development stages and cover a range of high-value indications in rare diseases and immuno-oncology. Our portfolio is dynamic as our management team continuously evaluates the programs.

The period since Centessa’s inception has been defined by rapid growth as we build out and refine our organizational structure, and advance our portfolio of programs. The team at Centessa continues to inspire and impress me with their commitment to our mission of seeking to improve outcomes for patients by developing impactful new medicines. We would not be able to pursue this mission without the support of our R&D business partners, investigators, and patients as well as our investors. Thank you for placing your confidence in the Centessa team.

Sincerely,

Saurabh Saha, M.D., Ph.D.
Board Member and Chief Executive Officer

UK STATUTORY STRATEGIC REPORT

All references in this Annual Report to “CENTESSA”, the “Company”, the “Group”, “we,” “us” and “our” refer to Centessa Pharmaceuticals PLC and its subsidiaries. The directors present their UK Statutory Strategic Report on the Group and the audited financial statements for the period from incorporation, 26 October 2020, to 31 December 2021. The information in this document that is referred to in the following table shall be deemed to comply with the Companies Act requirements for the UK Statutory Strategic Report.

Principal Activities

Centessa Pharmaceuticals PLC was formed in October 2020 with the purpose of bringing impactful new medicines to patients by combining the primary strengths of the asset-centric venture capital model with the benefits of diversification and scale typically attributed to traditional large R&D organizations.

We operate as a clinical-stage pharmaceutical company with a Research & Development (“R&D”) innovation engine that aims to discover, develop and ultimately deliver impactful medicines to patients. Our model seeks to minimize infrastructure investment and fixed costs by incorporating extensive outsourced resources into our research and development model to optimize deployment of funds for discovery and development. We are led by a management team with extensive R&D experience from leading biotech and pharmaceutical companies. Our management team provides direct guidance to rapidly advance our programs from research through all stages of development through the integrated one-team structure of our operating model. The management team is also responsible for judicious capital and resource allocation decisions for discovery and development efforts across the portfolio and aims to expeditiously evaluate and potentially terminate programs when the data do not support advancing a program.

Our programs span discovery and development stages and cover a range of high-value indications in rare diseases and immuno-oncology. Our portfolio is dynamic as our management team continuously evaluates the programs. Having established clinical proof of concept, we have a registrational trial planned to begin in 2022 for SerpinPC in Hemophilia B. On 2 June 2022, we announced that we voluntarily discontinued development of lixivaptan for which we had been conducting a registration trail in Autosomal Dominant Polycystic Kidney Disease (ADPKD). We have four emerging programs with clinical proof of concept anticipated in the next 18 months with LB101 in solid tumors, ZF874 in Alpha-1 Antitrypsin Deficiency (AATD), MGX292 in Pulmonary Arterial Hypertension (PAH), and orexin agonists in Narcolepsy; and several exploratory programs including CBS001 in inflammatory / fibrotic diseases and CBS004 in autoimmune conditions. We aim to pursue programs we believe could be first-in-class / best-in-class in areas of significant unmet need. Where appropriate, we are also pursuing opportunities for agile, lean and potentially rapid development, including orphan drug designation, fast track designation, and other regulatory and development avenues. Based on our internal epidemiological-based market models, we believe each of our current programs, if approved, has the potential to compete in multi-billion dollar markets.

We shared three clinical read-outs in 2021 for our Hemophilia, AATD, and ADPKD programs, and we plan to bring multiple programs into the clinic each year with further clinical read-outs expected across our portfolio. We believe our re-imagined drug discovery approach has the potential to further generate high-quality development candidates for continued expansion of our clinical stage portfolio. As a company focused on development of therapeutics, we intend to pursue a “develop to commercialize” approach for our programs with a relentless focus on efficiently delivering impactful medicines to patients.

Where the requirements of the strategic report in accordance with the Companies Act have been met in the Form 10-K , details of this have been provided in the table below and referenced to the Form 10-K accordingly. Additional requirements which are not met by Form 10-K have been disclosed separately at the end of the UK Statutory Strategic Report. The Form 10-K is attached in Appendix 1, and forms part of this report by cross reference.

Required item in the UK Statutory Strategic Report	Company Response and where information can be found in the Annual Report on Form 10-K, if applicable
A fair review of the company’s business, including use of key performance indicators

Part I, Item 1: Business; Overview - p.5

Part II, Item 7: Management Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”) - under the subheadings of:

Overview – p.158

Results of operations – p.162

Liquidity and capital resources – Sources of liquidity and cash flow – p.165

A description of the principal risks and uncertainties facing the company	Part I, Item 1A: Risk Factors – p.88

Information about the company’s employees and other non-financial information

Part I, Item 1: Business; Our Management Team – p.6 and Employees and Human Capital – p.87

Part I, Item 1A: Risks Factors; Risks Related to our Reliance on Third Parties – discussed under the topic “If our third-party manufacturers use hazardous and biological materials in a manner that causes injury or violates applicable law, we may be liable for damages” – p.113.

Part I, Item 1A: Risks Factors; Risks Related to our Business and Industry – discussed under the topic “If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect of the success of our business.” – p.133.

Description of the company’s strategy and business model	Part I, Item 1: Business; Overview – p.5 Part I, Item 1: Business; Our Operating Model – p.6
Main trends and factors likely to affect the future development, performance and position of the company’s business

Part I, Item 1A: Risk Factors – p.88

Part I, Item 1: Business; Overview – p.5

Part II, Item 7: Management Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”) - under the subheadings of:

Overview – p.158

Results of operations – p.162

Liquidity and capital resources – p.165

Risk management objectives and policies of the entity	Part I, Item 1A: Risk Factors; Risks Related to our Business and Industry – p.130

Other information required within the Strategic Report which is not included in the Form 10-K

Key Performance Indicators (KPIs):

Given the Group’s operational inception in January 2021 and the focus of the business, KPI’s for the Group are centered on operational execution and effective cash management.

The directors and management review the Group’s total liquidity position and cash burn as part of the management of overall liquidity, cash runway and capital requirements.

At 31 December 2021, the Group’s total liquidity position was $595.1M and these cash and cash equivalents were expected to fund the Group’s operations into early 2024 without drawing on the remaining available tranches under the Oberland Capital financing agreement. On 2 June 2022, the Company announced its decision to discontinue the development of lixivaptan for ADPKD. Given the expectation of a significant reduction in annual cash burn following this announcement, the Company anticipates that the cash runway for its existing programs will now extend into 2026, without drawing on the remaining available tranches under the Oberland credit facility.

Corporate Governance Report (Section 172(1), Companies Act 2006 Statement)

The directors of Centessa, and all directors of UK companies must act in accordance with a set of general duties including (but not limited to) a duty to act in a way that they consider, in good faith, would most likely promote the success of the Company for the benefit of its members as a whole and in doing so must have regard (amongst other matters) to the matters set out in sub-paragraphs (a) to (f) of Section 172 of the Companies Act,

•The likely consequences of any decision in the long term

•The interests of the company’s employees

•The need to foster the company’s business relationships with suppliers, customers and others

•The impact of the company’s operations on the community and the environment

•The desirability of the company maintaining a reputation for high standards of business conduct

•The need to act fairly as between members of the company

Section 172(1) Companies Act Requirements	Company Response and where information can be found in the Annual Report on Form 10-K, or elsewhere in this Annual Report, if applicable.
the likely consequences of any decisions in the long term

See Part I, Item 1: Business; Overview section of 10-K – p.5

The Group will need substantial additional funding to support continuing operations and pursue a growth strategy as outlined in our Business overview within the Form 10-K. Until such time the Group can generate significant revenue from product sales, if ever, the Group expects to finance operations through a combination of equity offerings, debt financings, and potentially collaborations or other strategic transactions. The Group may be unable to raise additional funds or enter into such other agreements or arrangements when needed on favourable terms, or at all.

the interest of the company’s employees

Diversity and inclusion are important to the Group’s growth strategy and align with the Group’s values of integrity and equality. Appointments within the Group are made on merit according to a balance of skills and experience. Whilst acknowledging the benefits of diversity, individual appointments are made irrespective of personal characteristics such as race, disability, gender, sexual orientation, religion or age.

A breakdown of employment statistics as of 31 December 2021 is as follows:

Position	Male	Female	Total
Company Executive Director*	1	—	1
Executive Officers	7	2	9
All other Employees	37	36	73
Total Employees	45	38	83
Non-Executive Directors	7	2	9
Total Employees and Non-Executive Directors	52	40	92
* Chief Executive Officer

The Board and Company management have a good relationship with the Group’s employees. The Board maintains constructive dialogue with employees through the Company’s Executive Leadership. Additionally, the Group conducts at least monthly town hall meetings for all of the Group’s employees to communicate important developments and provide a forum for exchange of questions & answers. The Group holds extended Leadership Team meetings to inform and collect feedback from senior managers. The Chief Executive Officer holds periodic ‘coffee chats’ which employees are encouraged to attend and which provide an informal, small group setting for employee to engage with the Group’s CEO. There is a comprehensive on-boarding program for new hires to meet members of the Executive Leadership and human resources.

Appropriate remuneration and incentive schemes are maintained to align employees’ objectives with those of the Group, which offer a mix of fixed and variable incentives inclusive of equity. The Group also offers private medical and death-in-service/life insurance coverage to employees along with disability (supplemental wage) insurance coverage, as appliable.

The Board aims to attract and retain employees and encourage development of the individual in an inclusive environment where employees from all backgrounds can thrive. The Board aims to keep our people engaged as the Company grows at a rapid pace, by encouraging open communication and sharing strategic developments and decisions, including the basis for those decisions and seeking feedback from the team. The Group conducted training regarding key Company policies and initiatives during 2021.

The safety and well-being of our people was the highest priority when the Board considered its Covid-19 policy. Most employees work remotely and those in the office practice safe contact and sanitization practices.

the need to foster the company’s business relationships with suppliers, customers and others

Centessa’s aim is to build honest, respectful and reliable relationships and arrangements with our suppliers and business partners, inspiring confidence and collaboration. Our business model creates value through partnerships and relationships with various key collaborators, and we evaluate these relationships taking into account the feedback received in our on-going discussions. We aim to build clear and reliable supply arrangements with our contract manufacturers for clinical product supply, in particular with an emphasis on quality, especially in relation to a clinical environment.

the impact of the company’s operations on the community and environment

Our communities comprise those with whom the Group does business and more broadly the wider society whose lives the Group aims to positively impact with its technologies.

•The Board receives reports from the CEO on the impact of our research & development efforts across science and society

•The Board receives reports on operational matters from senior management on good business practices

Environmental Matters

The Group’s activities have a minimal environmental impact and the Group seeks to take positive steps to reduce its carbon footprint where possible. During the period the Group operated largely on a virtual basis. For a discussion on the carbon emissions for the Group please see the section entitled “Carbon emissions” in the Directors’ Report.

Social and Human Rights Matters

The Group does not, at present, have a specific policy on human rights. However, we have several policies that promote the principles of human rights. We will respect the human rights of all our employees, including:

•the provision of a safe, clean working environment;

•ensuring employees are free from discrimination and coercion;

•not using child or forced labour; and

•respecting the rights of privacy and protecting the access and use of employee personal information.

the desirability of the company maintaining a reputation for high standards of business conduct and;

Centessa is a company founded on strong ethical principles, with positive societal impact as a core value. The Board sets high standards for the Company’s employees, officers and Directors. Implicit in this philosophy is the importance of sound corporate governance. The Group has established a Code of Business Conduct and Ethics (the “Code”), which is posted in the Corporate Governance section of the Group’s website and includes mechanisms for reporting suspected violations of the Code and other policies and procedures of the Company. The Company’s employees, officers and Directors must review the Code periodically and are required to comply with its terms. Additionally, the Group has in place a Foreign Corrupt Practices Act, Bribery Act and Anti-Corruption Policy.

the need to act fairly between members of the company

The Board endeavors to maintain good relationships with its shareholders and treat them equally. The Board values good relations with the Company’s shareholders and understands the importance of effectively communicating the Company’s operational and financial performance as well as its future strategy. The Company’s website provides financial information as well as historical news releases and matters relating to corporate governance. Annual and quarterly results are communicated via press releases, and are filed with the SEC, as are certain operational and regulatory press releases. Shareholders may also attend the Annual General Meeting where they can discuss matters with the Board.

The directors of the Company are mindful of their duties and obligations under section 172 of the Companies Act when making decisions.

This report was approved by the Board of Directors on 8 June 2022 and is signed on behalf of the Board of Directors by:

Saurabh Saha, M.D, Ph.D.
Board Member and Chief Executive Officer
8 June 2022

UK STATUTORY DIRECTORS’ REPORT

The directors of the Company submit this report and the audited financial statements as of and for the period from incorporation, 26 October 2020, to 31 December 2021.

Where the requirements of the Directors’ Report in accordance with the Companies Act have been met in the Form 10-K, details of this have been provided in the table below and referenced to the Form 10-K accordingly.

Additional requirements which are not met by the Form 10-K have been disclosed separately at the end of the Directors’ Report. The Form 10-K is attached in Appendix 1.

Required item in the UK Statutory Directors’ Report	Company Response and where information can be found in the Annual Report on Form 10-K, or elsewhere in this Annual Report, if applicable.
Principle activities of the group and indication of likely future developments of the company’s business

Part I, Item 1A: Risk Factors – p.88

Part I, Item 1: Business; Overview – p.5

Part II, Item 7: Management Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”) - under the subheadings of:

Results of operations – p.162

Liquidity and capital resources – p.165

Research and development

Part II, Item 7: Management Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”) under the subheadings of:

Components of results of operations – Research and development expenses – p.159

Results of operations – Research and development expenses – p.163

Post balance sheet events	Part II, Item 8: Note 13 - Subsequent Events – p.203
The financial risk management objectives and policies of the entity	Part I, Item 1A: Risk Factors – “Risks Related to our Financial Position, Need for Additional Capital and Growth Strategy” – p.91
Credit and liquidity risk

Part II, Item 8: Note 1 Organization and description of business – Risks and Liquidity – p.179

Part II, Item 7: Management Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”) - under the subheading Liquidity and capital resources – p.165

Exchange rate and cash flow risk	Part II, Item 7A: Quantitative and qualitative disclosures about market risk – p.172
Purchase of own shares in the period	Part II, Item 8: Note 8 Ordinary and Convertible Preferred Shares – p.196

Other information required within the UK Statutory Directors’ Report which is not included in the Form 10-K.

Directors

The directors who served during the year were as follows:

Francesco De Rubertis,Ph.DAppointed 20 November 2020

Dr Arjun Goyal M.Phil, M.B.AAppointed 29 January 2021

Mary Lynne Hedley, Ph.DAppointed 22 February 2021

Aaron KantoffAppointed 29 January 2021

Samarth Kulkarni, Ph.DAppointed 22 February 2021

Saurabh Saha, M.D., Ph.DAppointed 29 January 2021

Carol Stuckley, M.B.A.Appointed 17 May 2021

Brett Zbar, M.DAppointed 29 January 2021

Robert Mckinnon Califf, M.DAppointed 22 February 2021, Resigned 16 February 2022

Nicholas Alexander James TaitAppointed 26 October 2020, Resigned 20 April 2021

Richard Michael LeeAppointed 26 October 2020, Resigned 29 January 2021

Capital structure

The group’s share capital is comprised of one class of ordinary shares of £0.002 each, the shares are listed on the NASDAQ Global Select Market under the symbol “CNTA”. At 31 December 2021, 90,971,172 shares were in issue. The shares carry no rights to fixed income and each share carries the right to one vote at general meetings. All shares are fully paid. For further details, refer to note 9 of the notes to the financial statements.

The group’s debt to equity ratio at 31 December 2021 is 0.14. As this is the first period of accounts since incorporation, there is no comparative period. The Company is financed primarily through share issues and the associated share premium, which totals $344,976,000 at 31 December 2021. In addition, the Company has a Note Purchase Agreement of $75,000,000 with Oberland Capital Management, LLC. See Part II, Item 8: Note 6 (Debt) on the Company’s 10-K for additional information.

Going concern

The directors have assessed the going concern and believe that the Company has adequate resources to continue in operational existence for twelve months from the date of signing the accounts.

Greenhouse gas and Carbon emissions

The Companies Act 2006 (Strategic Report and Directors’ Reports) Regulations 2013 require quoted companies to report on the greenhouse gas emissions for which they are responsible. For clarity, Scope 1 emissions are direct emissions produced by the burning of fuels. Scope 2 emissions are indirect emissions related to the generation of the electricity consumed and purchased by Centessa. Scope 3 emissions are indirect emissions produced by Centessa activity, these emissions are not owned or controlled by the Company. We are a company with a small number of employees. We have serviced offices and we currently outsource our research, development and testing activities. As a result, we do not emit greenhouse gases from our own activities. Our consumption of electricity for our own purposes is also within the reporting threshold of 40 MwH (Scope 1 and Scope 2 disclosures).

Accordingly, there are no greenhouse gas emissions to report from the Company’s operations, nor do we have responsibility for any other emissions. Further, for the same reason, the Company considers that it is a ‘low energy user’ under the Streamlined Energy & Carbon reporting regulations and therefore a disclosure on energy and carbon emissions is not required.

Political donations and expenditure

The Group did not make any political donations or incur any political expenditure (including in respect of any non-UK political party) in the financial period being reported on.

Dividend

The Company did not pay any dividend in the financial year being reported on and has no intentions to pay dividends in the near future.

Disclosure of information to auditors

In accordance with Section 418 of the Companies Act, each director who held office at the date of approval of this directors’ report confirms that, so far as they are each aware, there is no relevant audit information of which the Company’s auditors are unaware; and each director has taken all the steps that ought to have been taken as a director in order to make him or herself aware of any relevant audit information and to establish that the Company’s auditors are aware of that information.

Independent auditor

The Group’s auditor, KPMG LLP, has indicated their willingness to continue in office and a resolution that they be re-appointed will be proposed at the annual general meeting.

This report was approved by the Board of Directors on 8 June 2022 and is signed on behalf of the Board of Directors by:

Saurabh Saha, M.D., Ph.D.
Board Member and Chief Executive Officer
8 June 2022

CENTESSA PHARMACEUTICALS PLC DIRECTORS’ REMUNERATION REPORT

ANNUAL STATEMENT FROM THE CHAIR OF THE COMPENSATION COMMITTEE

Dear Shareholder,

As the Chair of the Compensation Committee (the “Committee”), I am pleased to present, on behalf of the board of directors (the “Board”) of Centessa Pharmaceuticals PLC (the “Company” or “Centessa”), the Directors’ Remuneration Report for the period ended 31 December 2021 (the “Remuneration Report”), which is the Company’s first such report following its initial public offering (“IPO”) of ordinary shares through the sale and issuance of American Depositary Shares (“ADSs”) on the NASDAQ Global Select Market in May 2021.

The Company’s Remuneration Report will be subject to an advisory vote, and the Directors’ Remuneration Policy (the “Remuneration Policy”) will be subject to a binding vote, at the forthcoming Annual General Meeting on 30 June 2022 (the “AGM”).

Introduction

While Centessa was formed in October 2020, our first employees were hired in January 2021. In January 2021, Centessa completed the acquisition of 11 biotechnology companies, closed a Series A financing round and commenced active operations. During 2021, we established a broad range of remuneration programs and policies designed to attract and retain a high calibre team, and appropriately position the Company as a global, public pharmaceutical company.

As we move into 2022 and beyond, the Committee’s role will be to ensure that directors and senior executives are appropriately compensated and incentivised to deliver value in a long-term and sustainable manner to shareholders. The Committee will seek to accomplish this by ensuring remuneration programs are grounded in market practice, appropriately balance fixed and variable components of remuneration, are effective at driving proper executive behaviours, and clearly link pay and performance. Key considerations guiding our Remuneration Policy are discussed further on within the Directors’ Remuneration Report.

Pay for Performance

We believe that a significant portion of remuneration of our Executive Directors should be based on achieving objectives designed to create inherent value in the Company, and ultimately on achieving value creation for our shareholders. In line with this belief, the compensation of our Executive Director includes both short and long-term incentives based on strategic goals. On the same basis, our Non-Executive Directors receive equity incentives designed to reward long-term value creation for our shareholders.

The Global Marketplace for Talent

Centessa is a global clinical-stage pharmaceutical company with operations in the United States (“US”) and Europe. Given that our Chief Executive Officer (“CEO”) (currently our sole Executive Director) and most Non-Executive Directors are US-based and that the market for experienced directors and pharmaceutical executive talent, particularly in the US, is very competitive, the Committee references the US market as the leading indicator for remuneration levels and practices. Doing so will help attract and retain directors and motivate the superior executive talent needed to successfully manage the Company’s complex global operations. Being consistent in this market view of the US as the primary benchmark for remuneration practices for our Executive and Non-Executive Directors is key for the Company as it builds its global operations in a manner designed to deliver sustainable long-term shareholder value.

It can be difficult for Centessa, as a global company with operations in various global regions, to have remuneration arrangements that satisfy all local requirements and market demands. As the Company is a UK public limited company, in taking any actions, the Committee is mindful of the general UK compensation framework, including investor bodies’ guidance, and the UK Corporate Governance Code, and has considered these when determining the remuneration programs and policies where it believes they best serve the long-term interests of shareholders.

Remuneration Program Highlights

During the period, we undertook a number of activities to establish a broad range of remuneration programs and policies to appropriately position the Company as a global pharmaceutical company, including:

•Approved terms of the Executive Director employment contract;

•Established an equity incentive plan for employees (including the Executive Director) and Non-Executive Directors;

•Awarded the Executive Director and Non-Executive Directors, and other employees and certain key consultants market value share options under the equity incentive plan;

•Conducted a benchmarking review covering the Executive and Non-Executive Directors in connection with the IPO and established the Senior Executive Cash Bonus Plan and Non-Executive Director Compensation Policy;

•Considered, reviewed and approved the objectives for the annual bonus for the financial period; and

•Assessed performance for the financial period and recommended to the Board the level of bonus to be paid to the Executive Director, as discussed below.

2021 Bonus Outcome

The CEO was eligible to receive a target bonus of 55% of his salary for 2021, pro-rated based on his employment date. In 2021, as the year of inception of the Company’s operations, the goals for the CEO’s annual bonus included: establishment of high performance teams, infrastructure and corporate governance framework; successful completion of the IPO to finance operations, and advancement of individual program development goals. The Committee, at its discretion, awarded a bonus payout at 100% of target based performance and achievement of objectives. The Committee is satisfied that the overall bonus outcome is appropriate.

2022 Remuneration Policy

The Remuneration Policy is being put to shareholders for a binding vote at the AGM. The Committee believes that the Remuneration Policy provides a remuneration framework that is both appropriately aligned with shareholder interests and that will sufficiently incentivise directors to drive Company performance.

Conclusion

The Committee believes the proposals put forth in this report will properly motivate our directors to deliver sustainable shareholder value over the long-term and do so in a responsible manner.

I hope that you find the information in this report helpful and I look forward to your support at the Company’s AGM.

Yours sincerely,

Brett Zbar
Chair of the Compensation Committee
16 May 2022

DIRECTORS’ REMUNERATION POLICY

This part of the Directors’ Remuneration Report sets out the Company’s Directors’ Remuneration Policy (the “Policy”) and has been prepared in accordance with the Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013, the Companies (Miscellaneous Reporting) Regulations 2018, and the Companies Directors’ Remuneration Policy and Directors’ Remuneration Report) Regulations 2019. The Policy will be put forward for approval by shareholders in a binding vote at the forthcoming AGM on 30 June 2022. If approved, the Policy shall take binding effect from that date of approval and apply for a maximum period of three years (or until a revised policy is approved by shareholders).

Key considerations when determining the Policy

The Committee designed the Policy with a number of specific objectives in mind. The Policy should serve to:

•ensure the attraction and retention of key management personnel;

•ensure the motivation of management to achieve the Company’s corporate goals and strategies;

•be competitive against appropriate market benchmarks (being predominantly the US biotech sector) and have a strong link to performance, providing the ability to earn above-market rewards for strong performance;

•create a corporate culture that promotes high levels of integrity, teamwork and ethics;

•promote the adoption of good governance practice while mitigating against potential reputational or behavioural risks and avoiding overpaying for talent; and

•ensure the alignment of the interests of management with the long-term interests of the Company’s shareholders.

In determining compensation policies and practices, the Committee follows a robust process taking into account the views of relevant stakeholders, whilst ensuring that any conflicts of interest are suitably managed. This is the first Policy to be subject to a vote by the Company’s shareholders following the Company’s initial public offering of ADSs on the NASDAQ Global Select Market in May 2021.

Remuneration Policy Table

The table in the following pages sets out, for each element of pay, a summary of how remuneration is structured and how it serves the Company’s strategy.

Policy for Executive Directors

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Salary

Designed to attract and retain high-caliber talent to deliver the Company’s strategy.

Reflects the responsibilities of the role as well as the individual’s skills, experience and performance.

Designed to provide an appropriate level of fixed income to avoid any over-reliance on variable pay elements that could indirectly encourage excessive risk taking.

The Committee reviews salaries at appropriate intervals, normally annually, and makes recommendations to the Board. Changes approved by the Board are generally effective from 1 January each year.

Salaries are set taking into account a number of factors including but not limited to:

•scope and responsibilities of the role;

•salary increases awarded to the overall employee population;

•skills and experience of the relevant individual;

•individual and company performance;

•market;

•competitiveness assessed by periodic benchmarking;

•general economic and market conditions;

•changes in the size and complexity of the Company; and

•the underlying rate of inflation.

To the extent that salary is set in USD but paid to a UK-based Executive Director, it will be converted and paid in GBP pursuant to the terms of the applicable service agreement (as amended and/or superseded from time to time).

There is no prescribed formulaic maximum salary or salary increase but any increases will take into account prevailing market and economic conditions and the approach to employee pay throughout the Company.

In assessing base salaries, the Committee takes into account market data, but does not target a specific percentile when setting pay levels, rather considers it as one factor along with several others including those set out under the “Operation” column.

Base salary increases for Executive Directors are awarded at the discretion of the Board upon the recommendations of the Committee; however, salary increases will normally be no greater than the general increase awarded to the wider workforce, in percentage of salary terms unless the salary is meaningfully below peers or below market salary.

In addition, a higher increase may be made where an individual had been appointed to a new role at below-market salary while gaining experience. Subsequent demonstration of strong performance may result in a salary increase that is higher than that awarded to the wider workforce.

While no formal performance conditions apply, an individual’s performance in their role is taken into account in determining any salary increase.
Benefits	Designed to support Executive Directors in carrying out their duties and contribute to retention and recruitment.

The Company aims to offer benefits that are in line with market practice.

The main benefits currently provided include private health insurance, disability insurance, and death in service.

The Company may offer relocation allowances or assistance. Expatriate benefits may be offered where relevant including fees for tax advice associated with completion of international tax returns and, if relevant, any gross-up for tax.

Travel, accommodation and any reasonable business-related expenses (including tax thereon) may be reimbursed.

Executive Directors may become eligible for other benefits in future where the Committee and/or the Board deems it appropriate. Where additional benefits are introduced for the wider workforce, Executive Directors may participate on broadly similar terms.

			Not applicable.	Not applicable.
Pension	The Company aims to provide a contribution towards life in retirement.

Executive Directors are eligible to receive employer contributions to the Company’s Group Personal Pension Scheme or 401k plan, as applicable, or a salary supplement in lieu of pension benefits, or a mixture of both.

			Up to 6% of compensation per annum or such contribution required by legislation aligned to the wider workforce. Company contributions to employee pension plans may be limited by tax regulations.	Not applicable.

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Annual Performance bonus	Designed to incentivise and reward for performance in the relevant year against targets and objectives linked to the delivery of the Company’s strategy.

The annual performance bonus is subject to the achievement of targets and objectives which are agreed between the Executive Directors and the Board (following recommendations from the Committee) at the start of each financial year.

The full amount of any performance bonus earned, which will be determined by the Committee following the end of the performance period, will ordinarily be paid in cash.

Payment of performance bonuses is conditional on the Executive Directors being in employment (and not having served notice of termination) as of the date of payment of the bonus. No deferral period applies to bonuses.

The maximum target bonus opportunity for Executive Directors is 75% of base salary, with a maximum bonus payout opportunity of up to two times the target opportunity.

For the Chief Executive Officer, the annual performance bonus target is currently 55% of base salary.

Performance is normally measured over the financial year.

Performance measures and targets, including the weighting of such measures, are determined by the Board each year (following recommendations from the Committee) taking into account the strategic priorities of the business and shareholder value.

The annual performance bonus will typically be subject to corporate objectives, which may be operational, financial or strategic in nature and/or personal objectives.

The Board has discretion to amend the formulaic bonus outcome (up or down) should it not reflect the Board’s assessment of overall Company performance, taking into account factors it considers relevant. This will help ensure that payments reflect overall Company performance during the period.

Long-term Incentive Plan

Designed to incentivize the successful execution of the business strategy over the longer term and provide long-term retention. Facilitates share ownership to provide further alignment of the interests of Executive Directors with those of shareholders.

Under the Amended and Restated 2021 Stock Option and Incentive Plan (the “Plan”), the Committee may grant equity-based (or cash-based) awards to the Executive Directors. Grants to Executive Directors require Board approval (following recommendations from the Committee).

Awards may be granted in the form of restricted share units, options, share appreciation rights or other share-based awards. The Committee will determine the type of equity award, if any, to be granted to Executive Directors, which may include a combination of different awards.

The Committee will determine the specific terms and conditions which govern that award, including:

•the vesting period

•the exercise period (if relevant)

•the exercise rice (if relevant)

•whether any performance conditions will apply and if so, the performance targets

•any other conditions and restrictions as it may determine

There is no defined maximum opportunity under the Plans. However, the Committee will generally work within the benchmarking guidelines provided by its compensation consultants.

Awards are granted with an exercise price no less than the fair market value of the shares on the date of grant. Accordingly, such awards will only have value to the extent the Company’s share price increases following the date of grant. Performance conditions may apply to award vesting. The Committee may amend, relax or waive performance conditions if it considers that they have become unfair or impractical. This will help ensure that vesting reflects overall Company performance during the period.

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures

In respect of any option granted, the exercise period will not exceed ten years from the date of grant.

Awards will typically be granted annually, although may also be granted more or less frequently.

Awards to new joiners are typically subject to vesting over a four-year period, with 25% of the award vesting on the first anniversary of the grant, and the remainder vesting in 36 equal monthly instalments thereafter.

Annual awards typically vest in equal monthly instalments over 48 months. The Committee has discretion to adopt different vesting terms.

No deferral or holding period applies to the shares acquired on the exercise of awards.

Share ownership guidelines	To promote Executive Directors share ownership and to align Executive Directors to the interests of shareholders during employment

The Executive Directors will be required to build over a five-year period from appointment as an Executive Director and maintain a shareholding in the Company equivalent to 200% of base salary. In the event an Executive Director fails to meet or to show sustained progress toward meeting the ownership requirement, the Committee may determine to reduce future long- term incentive grants and/or the require the Executive Director to retain all shares obtained through the vesting or exercise of equity or option grants.

			Not applicable	Not applicable
Employee Share Purchase Plan	To increase alignment between employees and shareholders in a tax efficient manner and to promote share ownership.	Executive Directors will be eligible to participate in any all-employee share purchase plan operated by the Company on the same terms as other eligible employees.	Consistent with prevailing tax limits at the time.	Not applicable

Policy for Chair and Non-Executive Directors

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Fees and benefits

Designed to attract and retain high-calibre Non- Executive Directors who have a broad range of skills and experience to provide independent judgement on issues of strategy, performance, resources and standards of conduct.

Fees for Non-Executive Directors are reviewed by the Committee for onward recommendation to the Board and are based on market data and peer group comparisons as well as the underlying rate of inflation.

An annual base fee is paid to all Non- Executive Directors, with additional fees paid for:

•service as the Non-Executive Chair of the Board

•chairing a Committee of the Board

•membership of a Committee of the Board

The Chair’s fee is reviewed annually by the Committee (without the Chair present).

Additional fees may be paid to reflect additional responsibilities or roles, as appropriate.

When reviewing fee levels, account is taken of market movements in fee levels, Board committee responsibilities, ongoing time commitments and the general economic environment.

In exceptional circumstances, if there is a temporary yet material increase in the time commitments for Non- Executive Directors, the Board may pay additional fees to recognise that additional workload.

Non-Executive Director fees are generally denominated and paid in USD but may be denominated and/or paid in GBP, USD, or a combination depending on the personal situation of each Non-Executive Director. Any currency conversions are calculated in accordance with the applicable Company procedure from time to time.

Non-Executive Director fees in respect of those Non-Executive Directors who are appointed by an investor (or group of investors) may be paid to those investor(s) on behalf of the relevant Non-Executive Director.

The Company will reimburse all reasonable out-of-pocket expenses in attending meetings of the Board of Director or any committee.

Non-Executive Directors do not participate in any Company sponsored benefit programs.

The maximum total compensation (inclusive of fees and equity compensation) to a Non-Executive Director shall be $1,000,000 in any year.

When reviewing fee levels, account is taken of the responsibilities of the role and expected time commitment as well as appropriate market data and peer group comparisons, as well as the underlying rate of inflation.

Actual fee levels are disclosed in the Annual Remuneration Report for the relevant financial year.

Not applicable.

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Equity awards

Designed to attract and retain Non-Executive Directors with the required skills and experience to support the growth of the Company.

This aligns the interests of Non-Executive Directors with those of shareholders.

Non-Executive Directors may be granted equity awards upon their first appointment or election to the Board (the “Initial Grant”). This Initial Grant will normally vest over a three year period in 36 equal monthly instalments, subject generally to continued service. Vesting of the Initial Grant shall cease if the director resigns as a director or otherwise ceases to serve as a director.

A further grant of equity awards will be made annually to each Non-Executive Director who will continue in role following the annual general meeting (the “Annual Grant”). This Annual Grant will normally vest in full, subject to continued service, on the earlier of (i) the first anniversary of grant, or (ii) the next annual general meeting. Vesting of the Annual Grant shall cease if the director resigns from as a director or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant the continuation of vesting.

If a new Non-Executive Director joins the Board following the date of grant of the Annual Grant in any financial year, such Non-Executive Director will be granted a pro rata portion of the next Annual Grant, based on the time between his or her appointment and the date of such Annual Grant.

If any equity award takes the form of a share option, such share option shall have a per share exercise price equal to the fair market value of the Company’s securities on the date of grant.

The maximum total compensation (inclusive of fees and equity compensation) to a Non-Executive Director shall be $1,000,000 in any year.

The Committee will set the actual grant levels taking into account any factors it deems relevant including, but not limited to, the responsibilities of the role and expected time commitment as well as appropriate market data and peer group comparisons.

Actual grant levels are disclosed in the Annual Remuneration Report for the relevant financial year.

Not applicable.

Notes to the Policy Table

Legacy arrangements

For the duration of the Policy, the Company will honour any commitments made in respect of current or former directors before the date on which either: (a) the Policy becomes effective; or (b) an individual becomes a director, even when not consistent with the Policy set out in this report or prevailing at the time such commitment is fulfilled. For the avoidance of doubt, all outstanding historic equity awards that were granted in connection with, or prior to, listing on NASDAQ and/or under the Plans remain eligible to vest based on their original or modified terms.

Payments may be made in respect of existing awards under the Plans and the Committee may exercise any discretions available to it in connection with such awards in accordance with the rules of the Plans and relevant award documentation. Certain options granted under the Plans vest in full on a change of control in accordance with the terms of the grant agreements.

Explanation of performance measures

The Committee determines performance measures that are appropriately challenging and linked to the delivery of the Company’s core strategic objectives. For the annual performance bonus, the Committee reviews and sets performance measures and targets at the start of each year based on the key strategic priorities and objectives of the business at that time.

Measures may be based on a range of operational, financial and qualitative performance objectives for the particular financial year.

The targets for the bonus scheme for the forthcoming year will be set out in general terms, subject to limitations with regards to commercial sensitivity. The full details of the targets will be disclosed when they are in the public domain and are no longer considered commercially sensitive.

Stock option awards made to Directors do not currently carry performance conditions. It is considered that the exercise price of options (which is set at the fair market value on issuance), vesting and, where relevant, exercise period provides alignment to the long-term success of the business. The Committee may determine that performance conditions apply to future awards. If this were to be the case, performance conditions would be determined by the Committee to support the Company’s long-term strategy and sustainable value creation.

The Committee may vary or substitute any performance measure if an event occurs which causes it to determine that it would be appropriate to do so (including to take account of acquisitions or divestments, a change in strategy or a change in prevailing market conditions), provided that any such variation or substitution is fair and reasonable and, in the opinion of the Committee, the change would not make the measure less demanding than the original measure would have been but for the event in question. If the Committee were to make such a variation, an explanation would be given in the next Directors’ Remuneration Report.

Malus and Clawback

Awards under the annual bonus and the Amended and Restated 2021 Stock Option and Incentive Plan made after the 2022 AGM are subject to malus and clawback provisions which permit the Committee, in its discretion, to reduce the size (including to zero) of any future bonus or share award granted to an Executive Director, to reduce the size (including to zero) of any granted but unvested share award. The circumstances in which the Company may apply the malus and clawback provisions are the discovery of a material misstatement of financial results, a miscalculation or error in assessing the performance condition applying to the award, or in the event of serious misconduct committed by the Executive Director.

In respect of cash bonus payments, the malus and clawback provisions apply for one year from the date of payment of the bonus (or, if later, the date of publication of the Company’s financial results for the year following the relevant year over which the bonus was earned).

In respect of share awards under the Amended and Restated 2021 Stock Option and Incentive Plan, malus and clawback provisions apply up until the first anniversary of the date on which the relevant award vests, although the Committee may extend this period for a further two years if there is an ongoing investigation into the circumstances of any event that, if determined to have occurred, would permit the Committee to operate the malus and clawback provisions.

Committee Discretion

The Committee has discretion in several areas of the Policy to ensure the efficient administration of the policy. This includes with regards to the operation and administration of the incentive arrangements in which directors participate, including the award and payment of any annual performance bonus and the grant and associated terms and conditions of any equity awards. Use of any discretion in relation to equity awards will be in accordance with the terms of the relevant plan and subject to any relevant legislation.

The Committee’s discretion applies to the following (amongst other matters):

•reviewing and recommending to the Board for approval the proposed compensation for the CEO and all other officers of the Company;

•selecting the individuals who will receive awards under the plans on an annual basis;

•determining the timing of grants of awards and/or payments;

•determining the quantum of awards and/or payments;

•determining the choice (and adjustment) of any performance measures and targets, vesting schedules, exercise prices (where applicable) and other award terms for each incentive plan;

•determining the extent of vesting, including for leavers;

•making the appropriate adjustments (including to any performance targets) required in certain circumstances, for instance for changes in capital structure;

•application of malus and clawback provisions;

•interpreting the plan rules where necessary; and

•undertaking the annual review of weighting of performance measures and setting targets for the annual bonus plan and other incentive schemes, where applicable, from year to year.

If an event occurs which results in the annual performance plan or the Plans (where performance conditions apply) performance conditions and/or targets being deemed unfair or impractical (e.g. material acquisition or divestment), the Committee will have the ability to amend, relax or waive (and/or recommend such alterations to the Board for approval) measures and/or targets and alter weightings.

The Committee reserves the right to make any compensation payments and/or payments for loss of office (including exercising any discretions available to it in connection with such payments) notwithstanding that they are not in line with the Policy where the terms of the payment were agreed (i) before the Company’s first shareholder-approved Policy came into effect; or (ii) at a time when the relevant individual was not a Director of the Company and, in the opinion of the Committee, the payment was not in consideration for the individual becoming a Director of the Company. For these purposes “payments” includes the Committee satisfying awards of variable compensation and, in relation to an equity award, the terms of the payment are “agreed” at the time the award is granted.

The Committee may make minor amendments to the Policy (for regulatory, exchange control, tax or administrative purposes or to take account of a change in legislation) without obtaining shareholder approval.

Employment conditions

The Committee is regularly updated throughout the year on pay and conditions applying to Company employees. Where significant changes are proposed to employment conditions, these are highlighted for the attention of the Committee at an early stage.

Whilst the Committee does not currently consult directly with employees regarding its policy for directors, the Committee is considering the best method of bringing the employee voice to the boardroom.

Policy for the remuneration of employees and consideration of employment conditions elsewhere in the Company

The Company aims to provide all employees with a remuneration package that is competitive and which is appropriate to promote the long-term success of the Company, while not paying more than is necessary. Generally, all employees will receive a base salary, benefits, a discretionary bonus subject to performance and equity awards. In respect of the Executive Director and other members of the senior management team, the compensation package is more heavily weighted towards variable pay and a greater proportion is delivered in equity. The Plans, in which all of the Company’s employees can participate, were introduced to align employee and shareholder interests.

The Committee does not formally consult with employees when determining Executive Director compensation.

Consideration of shareholder views

This is the first Policy to be subject to a vote of the Company’s shareholders. The views of the Company’s shareholders are important, and the Committee welcomes any feedback from shareholders or their advisors on the Company’s remuneration arrangements. Any feedback received will be considered by the Committee as it develops the Company’s remuneration framework and practices going forward.

Illustration of application of the Policy

The following chart provides an illustration, for the Chief Executive Officer, of the application of the Policy for the year ending 31 December 2022. The chart shows the split of remuneration between fixed pay, the annual performance bonus and equity awards on the basis of minimum remuneration, remuneration receivable for performance in line with Company expectations and maximum remuneration. The CEO’s target bonus for 2022 is 55% of base salary, which is less than that shown in the illustration of the policy below.

	Fixed pay	Annual performance bonus	Equity awards
Minimum performance	•Base salary as at 1 January 2022 for the CEO was $621,000.	No bonus	No equity award
On Target performance	•Pension/Retirement benefits (being participation in the Company’s 401k plan which includes a match of 4% of compensation, up to the IRS limitations for 2022).	Cash bonus equal to 75% of base salary
Maximum performance	•Benefits (being the annualised cost of private medical insurance in which Dr. Saha elected to participate effective 1 January 2022).	Cash bonus equal to 150% of base salary	Market value option grant ($0 intrinsic value) to be recommended by Compensation Committee and approved by Board.

Illustration of remuneration policy application

The Company only has one Executive Director, Dr. Saurabh Saha, and below provides his base case, expected, and maximum remuneration with respect to the period ending 31 December 2022. Dr. Saha will only receive market value options in 2022 as is assumed in this illustration which have an intrinsic value of $0 and are therefore not included in the chart and there is no illustration of share price appreciate on equity award value. The assumptions used in the calculations are set out below:

Chief Executive Officer
BaseSalary	$621,000
PrivateMedicalBenefits	$34,393
Pension	$12,200
BaseCase(i)	$667,593
OnTargetBonus(ii)	$465,750
OnTargetCase(iii)	$1,133,343
MaximumBonus(iv)	$931,500
MaximumCase(v)	$1,599,093

i.Minimum (i): this illustration assumes fixed remuneration, as set out above, representing base salary plus employer paid private medical insurance plus employer pension contributions. This illustration assumes no annual bonus.

ii.On Target Bonus (ii): On target bonus for Dr. Saha in this illustration is assumed to be at 75% of base salary, being $465,750 for the period. Please note that Dr. Saha’s actual target bonus for 2022 is 55% of base salary.

iii.On Target Case (iii): this illustration assumes the Minimum remuneration as set out above plus On Target Bonus.

iv.Maximum Bonus (iv): Maximum bonus for Dr. Saha in this illustration is assumed to be at 150% of base salary, being $931,500 for the period.

v.Maximum Case: this illustration assumes the minimum case remuneration set out above, plus the maximum annual bonus of 150% of minimum salary, being $931,500 for the period.

Illustration of Remuneration Policy - CEO
1800000
1600000
1400000
1200000
1000000
800000
600000
400000
200000
0
Minimum
On Target
Maximum
Minimum
On Target
Maximum

Approach to compensation on recruitment

When hiring a new Executive Director, the Committee will typically align the compensation package with the Policy taking into account the skills, experience and country of residence of the relevant individual as well as broader considerations such as market competitiveness. The Committee may however include other elements of compensation, as described below, which it considers appropriate.

Base salary will be set at a level appropriate to the role and the experience of the Executive Director being appointed. This may include agreement on future increases, in line with increased experience and/or responsibilities, subject to satisfactory performance, where it is considered appropriate. Benefits, including retirement benefits, will be provided in line with the Policy and to reflect the local market. Where an Executive Director is required to relocate in order to take up the position, relocation benefits may be provided.

The maximum annual performance bonus will be in line with the approach outlined in the Policy. Any equity award will be granted at the discretion of the Committee and in line with the Policy.

The maximum level of variable compensation that may be awarded on an ongoing basis to a new Executive Director (including the annual performance bonus and any equity awards) would be determined by the Committee on appointment. This would not include any amounts paid in relation to replacement awards or recruitment awards, which would be determined at the discretion of the Committee.

Where a position is filled internally, any ongoing compensation obligations or outstanding variable compensation will continue to be honoured in accordance with their terms.

Compensation for a newly appointed Non-Executive Director will be in line with the Policy. In terms of equity awards, the Initial Grant will be made upon their election to the Board.

Service contracts and policy on payments for loss of office

Service contracts and letters of appointment, as applicable, are available for inspection at the Company’s registered office.

Executive Directors

Executive Directors typically have employment agreements under which, other than by termination in accordance with the terms of the agreements, employment continues indefinitely. Dr. Saurabh Saha is the only Executive Director, and details of his employment agreement are set out in the table below. Dr. Saha is located in the US and in line with market practice has entered into an at-will employment agreement that does not have a notice period.

Executive Director	Position	Effective Date of most recent employment agreement	Notice period
Dr. Saurabh Saha	Chief Executive Officer	30 March 2022	None

The Company is unequivocally against rewards for failure; the circumstances of any departure, including the individual’s performance, would be taken into account in every case. At-will employment agreements may be terminated summarily without notice. Where applicable, statutory redundancy payments may be made.

Treatment of compensation, including variable compensation and equity awards, on termination of employment, without cause, would be as set out below.

Element of Pay / Benefit	Termination outside of the 12-month period following a sale event (as defined in the Centessa Pharmaceuticals PLC 2021 Stock Option and Incentive Plan)	Termination within the 12-month period following a sale event (as defined in the Centessa Pharmaceuticals PLC 2021 Stock Option and Incentive Plan)
Base salary	A lump sum payment equal to 12 months’ base salary payable	A lump sum payment equal to 18 months’ base salary payable
Benefits

Payment of the employer portion of COBRA (continuation of private medical insurance) premiums until the earliest of (A) the first anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment

Payment of the employer portion of COBRA premiums until the earliest of (A) the 18-month anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment

Annual performance bonus

Payment of any bonus will be determined by the Committee taking into account the terms of the relevant employment agreement. Payment will also consider the circumstances of the relevant individual’s departure and contribution to the business during the relevant financial year as well as their time in role.

150% of target bonus
Equity awards

Awards treated in accordance with plan rules and terms of specific grant agreements. Unless otherwise determined by the Committee, unvested equity awards lapse on the date of termination of employment / service relationship

100% acceleration of equity awards granted on or after 1 February 2022 that are subject solely to time-based vesting (awards granted prior to 1 February 2022 will continue in accordance with their terms)

Non-Executive Directors

Under our articles of association, our Board is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms (the “Initial Period”). In the event of termination, the Chair and Non-Executive Directors are only entitled to fees accrued to the date of termination together with reimbursement of expenses properly incurred before that date.

Non-Executive Director	Commencement Date	Unexpired tenure as at the 2022 Annual General Meeting
Francesco De Rubertis, Ph.D. (Class III Director)	20 November 2020	Two years. Term will expire at the annual general meeting to be held in 2024.
Arjun Goyal, M.D., M.Phil, M.B.A (Class I Director)	29 January 202	None. Term will expire at the annual general meeting to be held in 2022, though Dr. Goyal will stand for re-election at such time.
Mary Lynne Hedley, Ph.D.* (Class III Director)	26 January 2021	Two years. Term will expire at the annual general meeting to be held in 2024.
Aaron Kantoff (Class I Director)	29 January 2021	None. Term will expire at the annual general meeting to be held in 2022, though Mr. Kantoff will stand for re-election at such time.
Samarth Kulkarni, Ph.D.* (Class I Director)	3 February 2021	None. Term will expire at the annual general meeting to be held in 2022, though Dr. Kulkarni will stand for re-election at such time.
Carol Stuckley, M.B.A.* (Class II Director)	17 May 2021	One year. Term will expire at the annual general meeting to be held in 2023.
Brett Zbar, M.D. (Class II Director)	29 January 2021	One year. Term will expire at the annual general meeting to be held in 2023.

* Engaged under a Non-Executive Director appointment letter.

On termination of appointment, a Non-Executive Director will not be entitled to any compensation for loss of office.

Equity awards to Non-Executive Directors vest subject to continued service as a director. Therefore, on termination of appointment, any unvested equity awards granted to a Non-Executive Director would lapse. The exercise period for any vested but unexercised options would be reduced, unless otherwise determined, to twelve months from the date of cessation of office.

Non-Executive Directors’ letters of appointment, as applicable, are available for inspection at the Company’s registered office during normal business hours and will be available for inspection at the AGM.

Change of control

In the event of a change of control all outstanding equity awards may vest on an accelerated basis. Alternatively, awards may be exchanged for equivalent awards over shares in another company.

Annual Report on Remuneration

This part of the report has been prepared in accordance with Part 3 of The Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013 and section 420 of the Companies Act 2006. The Annual Report on Remuneration and the Annual Statement by the Chair of the Compensation Committee will be put to a single advisory shareholder vote at the AGM to be held on 30 June 2022.

Remuneration Committee

The remuneration of the Executive Directors and the Chair is determined by the Committee.

The members of the Committee during 2021 were all Non-Executive Directors. Brett Zbar chaired the Committee, Aaron Kantoff, Sam Kulkarni and Arjun Goyal were members of the Committee throughout 2021.

No conflicts of interest have arisen during the period and none of the members of the Committee has any personal financial interest in the matters discussed, other than as shareholders. Brett Zbar is the Managing Director and Global Head of Life Sciences for General Atlantic and acts as its representative on the Board of Centessa and Arjun Goyal is Co-Founder and Managing Director of Vida Ventures and acts as its representative on the Board of Centessa. The fees of the Non-Executive Directors are approved by the Board on the recommendation of the Committee.

During the period, the Committee met three times formally. Details of attendees are as below.

Meetings Attendance

Attendance
Brett Zbar	3 of 3
Aaron Kantoff	3 of 3
Arjun Goyal	3 of 3
Samarth Kulkarni	3 of 3

The CEO, General Counsel, CFO and Chief Administrative Officer are invited to attend meetings where appropriate. No individual is present when matters relating to their own remuneration are discussed.

Advisors to the Remuneration Committee

During the period, the Remuneration Committee received advice from the executive compensation practice of Aon. Aon advises the Committee on all aspects of director and senior executive remuneration. Since the IPO, Aon has assisted with the drafting of the Remuneration Policy and has updated the Committee on US and UK remuneration reporting and corporate governance best practice. In relation to work carried out in 2021, fees charged by Aon for advice provided to the Committee amounted to approximately $135,000.

Activities of the Remuneration Committee

The Committee’s principal function is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve the Company’s corporate goals and strategies, and the alignment of the interests of management with the long-term interests of the Parent Company’s shareholders. In overseeing the Company’s overall compensation structure and the remuneration policy, and in constructing the remuneration arrangements for Executive Directors and senior employees, the Board, advised by the Committee, aims to provide remuneration packages that are competitive and designed to attract, retain and motivate Executive Directors and senior employees of the highest caliber.

The Committee is responsible for and considered, where applicable, during the period:

•evaluating the efficacy of the Company’s remuneration policy and strategy;

•reviewing and making recommendations to the Board regarding remuneration to be paid to the Company’s executive officers, including setting the executive remuneration policy;

•reviewing and making recommendations to the Board regarding remuneration for non-executive members of the Board, including the approval of the director remuneration policy;

•agreeing the design of all share incentive plans;

•preparing any report on executive remuneration required by the rules and regulations of the U.S. Securities and Exchange Commission, The Nasdaq Stock Market LLC and as required under English law;

•reviewing, evaluating, and approving change-of-control protections, corporate performance goals and objectives, and other compensatory arrangements of the executive officers and other senior management and adjusting remuneration, as appropriate;

•evaluating and approving remuneration plans and programs and establishing equity remuneration policies;

•reviewing remuneration practices and trends to assess the adequacy and competitiveness of the executive remuneration programs as compared to industry peers, and determining the appropriate levels and types of remuneration to be paid;

•reviewing and approving remuneration arrangements for any executive officer involving any subsidiary, special purpose or similar entity, with consideration of the potential for conflicts of interest; and

•reviewing the Company’s practices and policies of employee remuneration as they relate to risk management and risk-taking incentives.

The Committee is formally constituted and operates pursuant to a written charter, which is available on Centessa’s website, https://investors.centessa.com.

Implementation of the Remuneration Policy for the Period Ending 31 December 2021

The information provided in this part of the Directors’ Remuneration Report is subject to audit:

Single total figure of remuneration of each Director (Audited)

The Company was incorporated in October 2020 but did not have any employees or make any payments to directors until 2021. Dr. Saha, Executive Director and Chief Executive Officer, did not receive any compensation for his service as a director. The directors received the following remuneration for the period from incorporation through 31 December 2021;

	Base Salary and fees earned	Pension (i)	Total Fixed	One-time Bonus (ii)	Annual Bonus (iii)	Long-Term Incentive Plan (iv)	Total variable	Total
	US $	US $	US $	US $	US $	US $	US $	US $
Saurabh Saha (v)	572,581	—	572,581	100,000	314,630	—	414,630	987,211
Francesco De Rubertis (vi)	—	—	—	—	—	—	—	—
Arjun Goyal	35,227	—	35,227	—	—	—	—	35,227
Aaron Kantoff	32,163	—	32,163	—	—	—	—	32,163
Brett Zbar	33,695	—	33,695	—	—	—	—	33,695
Mary Lynne Hedley	46,267	—	46,267	—	—	—	—	46,267
Samarth Kulkarni	46,703	—	46,703	—	—	—	—	46,703
Carol Stuckley	37,720	—	37,720	—	—	—	—	37,720
Robert Califf (vii)	43,889	—	43,889	—	—	—	—	43,889
Richard Lee (viii)	—	—	—	—	—	—	—	—

(i)The Company offers a defined contribution retirement plan with an employer matching contribution in which Dr. Saha is entitled to participate. He did not participate in 2021.

(ii)Represents Dr. Saha’s one-time signing bonus of $100,000 paid pursuant to the terms of his employment agreement.

(iii)The amount reported represents a discretionary bonus earned by Dr. Saha for the fiscal period ended 31 December 2021 based upon his achievement of goals as determined by the Compensation Committee.

(iv)All annual equity awards are market value stock options and the exercise price was set at the share price (or fair market value for option issued prior to the IPO) at the date of grant and therefore the cash equivalent value for these options are nil. Vesting of these stock options is linked to continued employment or service at the time and awards are not subject to performance conditions.

(v)Dr. Saha commenced employment with the Company on 18 January 2021. His annual base salary for 2021 was $600,000.

(vi)Dr. Rubertis waived his director compensation and entitlement to receive equity awards in 2021

(vii)Dr. Califf resigned as a director on 16 February 2022, as a result of his confirmation as the incoming Commissioner of the U.S. Food and Drug Administration.

(viii)Mr. Lee resigned as a director on 29 January 2021 at the time of the acquisition. He did not receive any remuneration for his service as a director.

Long-term incentive awards (Audited)

During 2021, the Executive Director and Non-Executive Directors were awarded options to subscribe for the ordinary shares under the Company’s 2021 Plan (“Options”). Options granted to the Executive Director and Non-Executive Directors have an exercise price equal to the market price on the date of grant and are subject to service conditions. There are no performance conditions associated with to the Options. Details of the Options are noted in the table below:

Individual	Award Date	Exercise price($)	Granted during the period	Face value at Date of Grant	Vesting End Date	Expiry Date
Saurabh Saha, MD, PhD (i)	19/2/2021	$584	4,169,485	$24,349,792	1/2/2025	19/2/2031
Francesco De Rubertis, PhD (ii)	—	—	—	—	—	—
Arjun Goyal, MD, MPhil, MBA (iii)	1/7/2021	$2255	64,570	$1,456,054	1/7/2024	1/7/2031
Aaron Kantoff (iv)	19/2/2021	$584	250,000	$1,460,000	1/2/2025	19/2/2031
Brett Zbar, MD (iii)	1/7/2021	$2255	64,570	$1,456,054	1/7/2024	1/7/2031
Mary Lynne Hedley, PhD(v)	19/2/2021	$584	208,474	$1,217,488	1/2/2025	19/2/2031
Samarth Kulkarni, PhD (v)	19/2/2021	$584	208,474	$1,217,488	1/2/2025	19/2/2031
Robert Califf, MD (v)	19/2/2021	$584	208,474	$1,217,488	1/2/2025	19/2/2031
Carol Stuckley, MBA (v)	7/5/2021	$942	208,474	$1,963,825	1/5/2025	7/5/2031

The Options vest as follows:

(i)Options awarded to Dr. Saha vest 25% on the one-year anniversary of his employment starting date and the remaining 75% vest in 36 equal monthly installments thereafter, in each case subject to his continued service through the applicable vesting date. In addition, the shares underlying these options are subject to the potential acceleration provisions upon certain change of control events.

(ii)Dr. De Rubertis waived his entitlement to equity awards in 2021.

(iii)Options awarded to Dr. Zbar and Dr Goyal vest in 36 equal monthly installments from the grant date, in each case subject to the respective directors’ continued service through the applicable vesting date. In addition, the shares underlying these options are subject to the potential acceleration provisions upon certain change of control events.

(iv)Options awarded to Mr. Kantoff vest 50% at grant date, 12.5% on the one-year anniversary of the grant date, and 37.5% in 36 equal monthly instalments thereafter, in each case subject to his continued service through the applicable vesting date. In addition, the shares underlying these options are subject to the potential acceleration provisions upon certain change of control events.

(v)Options awarded to Dr. Califf, Dr. Hedley, Dr. Kulkarni and Ms. Stuckley vest 25% on the one-year anniversary of the grant date, and the remaining 75% vest in 36 equal monthly installments thereafter, in each case subject to the respective directors’ continued service through the applicable vesting date. In addition, the shares underlying these options are subject to the potential acceleration provisions upon certain change of control events.

Directors’ Shareholding and Share Interests (Audited)

The share interests of each Director at 31 December 2021 (together with interests held by his or her connected persons) are set out in the table below. There is no requirement for any director to hold shares;

As a direct link between executive remuneration and the interests of shareholders, the Committee has implemented shareholding guidelines for Executive Directors in 2022. The guidelines require that Executive Directors build up and maintain an interest in the ordinary shares of the Company that is 200% of their salary within five years from the later of the introduction of the guidelines or appointment.

		Share Options
	Beneficially owned shares at 31 December 2021	Total share options at 31 December 2021	Unvested without performance conditions	Vested but unexercised
Saurabh Saha, MD, PhD (i)	28,000	4,169,485	4,169,485	—
Francesco De Rubertis, PhD	—	—	—	—
Arjun Goyal, MD, MPhil, MBA (ii)	3,931,818	64,570	55,602	8,968
Aaron Kantoff	60,000	200,000	175,000	25,000
Brett Zbar, MD	—	64,570	55,602	8,968
Mary Lynne Hedley, PhD	—	208,474	208,474	—
Samarth Kulkarni, PhD	—	208,474	208,474	—
Robert Califf, MD	—	208,474	208,474	—
Carol Stuckley, MBA	—	208,474	208,474	—

(i)Beneficially owned shares consist of 28,000 ordinary shares held by a trust, for which Dr. Saha and his spouse serve as trustees.

(ii)Beneficially owned shares consist of (i) 3,825,659 ordinary shares held by Vida Ventures II, LLC (“Vida II Main Fund”), and (ii) 106,159 ordinary shares held by Vida Ventures II-A, LLC (“Vida II Parallel Fund”, and together with the Vida II Main Fund, “Vida II”). VV Manager II, LLC (“VV Manager II”) is the manager of Vida II. Arie Belldegrun, Fred Cohen, and Leonard Potter are the members of the management committee of VV Manager II (the “Management Committee”) and Arie Belldegrun, Fred Cohen, Stefan Vitorovic, Arjun Goyal, Helen Kim, Rajul Jain, and Joshua Kazam are the members of the investment committee of VV Manager II (the “Investment Committee”). Each of the Management Committee, the Investment Committee and the respective members thereof may be deemed to share voting and dispositive power over the shares held by Vida II. VV Manager II, the Management Committee, the Investment Committee and each member of each of the Management Committee and Investment Committee disclaims beneficial ownership over the securities held of record by Vida II. The address of all entities affiliated with Vida is 40 Broad Street, Suite 201, Boston, MA 02109.

External Directorships

The Board believes that it may be beneficial to the Company for Executive Directors to hold certain roles outside the Company, provided that the Company’s business takes priority. Any such appointments are subject to the prior written consent of the Board and the director may retain any fees received. In April 2022, Dr. Saha was appointed a director of Scorpion Therapeutics, Inc.

Payments to past directors (Audited)

There were no payments made to past Directors during the period ending 31 December 2021.

Payments for loss of office (Audited)

There were no payments made to Directors for Loss of Office during the period ended 31 December 2021.

Total Shareholder Return

The graph below shows the Company’s performance, measured by total shareholder return, for the Company’s American Depositary Shares (“ADSs”), which are listed on Nasdaq and each representing one of the Company’s ordinary shares against the Nasdaq Composite Index (Nasdaq: CMPS vs NBI). The Nasdaq Biotech Index has been selected for this comparison because the Company has been admitted to trading on the Nasdaq exchange and it is considered to be the most suitable comparator index. The total cumulative stockholder return on the ADSs below includes data from 1 June 2021, through 31 December 2021, assuming an initial investment of $100 on 1 June 2021.

Performance Graph since 1 June 2021

Note the performance graph is in USD and dates are written month/day/year

Chief Executive Officer (‘CEO’) remuneration

The Company had no employees prior to 2021 and the CEO was hired in January 2021. The Company will disclose remuneration history for the period ended 31 December 2021 onwards. See “Single total figure of remuneration of each Director” for CEO’s remuneration.

Annual percentage change in remuneration of directors and employees and deviations

As 2021 was the first period the Company had employees, there was no change in the remuneration of the CEO for the period ended 31 December 2021. Therefore, the percentage change in remuneration of the Group Directors and the Group’s employees as a whole cannot be provided. Full disclosure of the percentage changes as required will be provided in future remuneration reports. As 2022 will be the first year of the first Remuneration Policy effectiveness, there are no deviations from the procedure for the implementation of the Policy.

Relative Importance of Spend on Pay

The Committee considers the Company’s research and development expenditure relative to salary expenditure for all employees to be the most appropriate metric for assessing overall spend on pay due to the nature and stage of the Company’s business. The Company does not have a history of making any dividend distributions and does not intend to make any distributions in the near future. The graph below illustrates the total salary payable to all employees for the period 30 January 2021 through 31 December 2021 compared to research and development expenditures (excluding the IPR&D charge related to the acquisition) for the same period.

Expenditure 30 January 2021 - 31 December 2021 (in thousands USD)
120000
100000
80000
60000
40000
20000
0
Salary
R&D

Statement of voting at general meeting

This is the first Policy to be subject to a vote of the Company’s shareholders. The views of the Company’s shareholders are important, and the Committee welcomes any feedback from shareholders or their advisors on the Company’s remuneration arrangements. Any feedback received will be considered by the Committee as it develops the Company’s remuneration framework and practices going forward.

The Policy will be proposed for approval by the Company’s shareholders at the forthcoming AGM on 30 June 2022 and will remain in force for 3 years from that date (until the AGM in 2025, or until a revised remuneration policy is approved by shareholders). As this is the first period of the first remuneration policy, there is no information regarding previous shareholder views.

Statement of implementation of remuneration policy in 2022

Executive Director Remuneration Annual base salary and benefits

The percentage salary increase for the CEO effective as of 1 January 2022 was consistent with salary increase provided to Company employees on the whole for 2022 of 3.5%. Dr. Saha’s base salary for 2022 is $621,000. Dr. Saha is eligible for the same benefits (such as private health insurance and retirement plan contribution) as provided to all employees in the jurisdiction in which he resides. Matching pension contributions for 2022 are up to 4% of compensation, subject to tax limitations.

Bonus

Dr. Saha will be entitled to a target bonus of 55% of base salary in 2022. The bonus will be paid in cash and is subject to the achievement of a number of operational and strategic objectives determined by the Committee and recommended to the Board. Company specific targets are commercially sensitive and therefore are not disclosed in advance. However, full details of the targets and performance against them will be disclosed when they are no longer considered commercially sensitive.

Long-term Incentive Plan

In February 2022, the CEO was granted 750,000 share options in the Company at a strike price of $9.53 per share, based on the Nasdaq closing price on the grant date. The share options will expire 10 years from the date of grant. The share options vest monthly over a 4-year period beginning 1 March 2022 and contain no performance conditions.

Non-Executive Director Remuneration

In connection with our IPO, our board of directors adopted a Non-Employee Director compensation policy. The policy is designed to enable us to attract and retain, on a long-term basis, highly qualified Non-Employee Directors.

Fees

Under the policy, each director who is not an employee will be paid cash compensation from and after the completion of our IPO, as set forth below:

Annual Retainer
Board of Directors:
Members	$40,000
Additional retainer for non-executive chair	$30,000
Audit Committee:
Members (other than chair)	$10,000
Retainer for chair	$20,000
Compensation Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000

Long-term Incentive

The Committee will review and make recommendations to the Board as to the actual equity grant award levels for non-executive Directors each year taking into account any factors it deems relevant including, but not limited to, the responsibilities of the role and expected time commitment as well as appropriate market data and peer group comparisons.

For 2022, the Committee recommended to the Board, and the Board has established that upon initial election to our Board, each non-employee director will be granted an option to purchase up to 96,000 ordinary shares, or the Initial Grant. The Initial Grant will vest in 36 equal monthly installments over three years from the grant date, subject to continued service as a director through the applicable vesting date.

Furthermore, at the upcoming annual meeting of shareholders on 30 June 2022, each non-employee director who continues as a non-employee director following such meeting will be granted an option to purchase up to 48,000 ordinary shares, or the Annual Grant. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of shareholders, subject to continued service as a director through the applicable vesting date.

The grant date fair value of all equity awards and all other cash compensation paid by the Company to any non-employee director in any calendar year for services as a non-employee director shall not exceed $1,000,000.

We will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the board of directors and committees thereof.

STATEMENT OF DIRECTORS’ RESPONSIBILITIES IN RESPECT OF THE ANNUAL
REPORT AND THE FINANCIAL STATEMENTS

The Directors are responsible for preparing the Annual Report and the financial statements in accordance with applicable law and regulations.

Company law requires the Directors to prepare financial statements for each financial period. Under that law they have elected to prepare the Group financial statements in accordance with US GAAP and the Parent Company financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards, comprising FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland”, and applicable law).

Under company law the Directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the Group and Parent Company and of the profit or loss of the Group for that period. In preparing the financial statements, the Directors are required to:

•select suitable accounting policies and then apply them consistently;

•make judgements and estimates that are reasonable and prudent;

•state whether applicable accounting principles generally accepted in the United States of America (US GAAP) have been followed for the Group financial statements and United Kingdom Accounting Standards, comprising FRS 102, have been followed for the Parent Company financial statements, subject to any material departures disclosed and explained in the financial statements;

•assess the Group and Parent Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern; and

•use the going concern basis of accounting unless they either intend to liquidate the Group or the Parent Company or to cease operations, or have no realistic alternative but to do so.

The Directors are responsible for keeping adequate accounting records that are sufficient to show and explain the Group and Parent Company’s transactions and disclose with reasonable accuracy at any time the financial position of the Group and Parent Company and enable them to ensure that the financial statements and Directors’ Remuneration Report comply with the Companies Act 2006. They are responsible for such internal control as they determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error, and have general responsibility for taking such steps as are reasonably open to them to safeguard the assets of the Group and to prevent and detect fraud and other irregularities.

Under applicable law and regulations, the directors are also responsible for preparing a Strategic Report and a Directors’ Report that complies with that law and those regulations.

The directors are responsible for the maintenance and integrity of the Company’s website. Legislation in the United Kingdom governing the preparation and dissemination of financial statements may differ from legislation in other jurisdictions.

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF CENTESSA PHARMACEUTICALS PLC

1 Our opinion is unmodified

We have audited the financial statements of Centessa Pharmaceuticals PLC (“the Company”) for the period ended 31 December 2021 which comprise the Consolidated and Combined Balance Sheets, Consolidated and Combined Statement of Operations and Comprehensive Loss, Consolidated Statement of Shareholders’ Equity, Combined Statements of Convertible Preferred Shares and Combined Deficit, Consolidated and Combined Statements of Cash Flows, and the related notes included on Form 10-K. In addition, the financial statements includes notes on pages 39 to 45 and the Parent Company Balance Sheet, and Statement of Changes in Equity and the related notes, including the accounting policies in note 2.

In our opinion:

•the financial statements give a true and fair view of the state of the Group’s and of the Parent Company’s affairs as at 31 December 2021 and of the Group’s loss for the year then ended;

•the Group financial statements have been properly prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”);

•the Parent Company financial statements have been properly prepared in accordance with UK accounting standards, including FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland; and

•the financial statements have been prepared in accordance with the requirements of the Companies Act 2006.

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (UK) (“ISAs (UK)”) and applicable law. Our responsibilities are described below. We have fulfilled our ethical responsibilities under, and are independent of the Group in accordance with, UK ethical requirements including the FRC Ethical Standard as applied to listed entities. We believe that the audit evidence we have obtained is a sufficient and appropriate basis for our opinion.

Overview

Materiality	Group Financial statements as a whole: $3,810k, 1% of total expenses
Company’s Financial statement as a whole: $757k, 2.7% of total expenses
Coverage	92% of group total expenses
Key audit matters	Acquisition of Centessa subsidiaries – fair value of Centessa Ordinary shares issued
Recoverability of parent Company’s investment in subsidiaries

2 Key audit matters: our assessment of risks of material misstatement

Key audit matters are those matters that, in our professional judgement, were of most significance in the audit of the financial statements and include the most significant assessed risks of material misstatement (whether or not due to fraud) identified by us, including those which had the greatest effect on: the overall audit strategy; the allocation of resources in the audit; and directing the efforts of the engagement team. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters. In arriving at our audit opinion above, the key audit matters, in decreasing order of audit significance, were as follows:

	The risk	Our response

Acquisition of Centessa subsidiaries – Estimated fair value of the ordinary shares on acquisition of 100% of outstanding Centessa Subsidiaries in share exchange for ordinary shares.

fair value of Centessa ordinary shares issued - $261m

Refer to page 187 of attached Form 10-K (Note 3. Acquisition of Centessa Subsidiaries)

Refer to page 44 of the parent entity financial statements (Note 9. Share Capital)

Subjective estimate

The Company estimated the fair value of its ordinary shares based on the Hybrid Method. The Hybrid Method is a hybrid between the Probability-Weighted Expected Return Method (“PWERM”) and Option Pricing Method (“OPM”), estimating the probability-weighted value across multiple scenarios, but using the OPM to estimate the allocation of value within one or more of those scenarios. Weighting allocations are assigned to the OPM and PWERM methods factoring possible future liquidity events.

The discount rate is the key assumption in the fair value measurement of the Company’s ordinary shares. The discount rate is developed from understanding of academic studies into rates of return from venture capital investments into companies with different stage of development, and as such significant judgement is required to determine the appropriate discount rate. The evaluation of the appropriateness of the discount rate involves a high degree of judgement which necessitated us devoting significant time and effort in this area and we have accordingly determined it to be a key audit matter.

Our procedures included:

We performed the tests below rather than seeking to rely on any of the group’s controls because the nature of the balance is such that we would expect to obtain audit evidence primarily through the detailed procedures described.

Methodology choice and application:

We evaluated the methodology of estimating the value of the company and its underlying securities by conducting a detailed assessment of the accounting policy papers that set out the group’s interpretation of the accounting standards requirements, key assumptions and calculations made in applying the selected methodology. The Company’s methodology and approach to the valuation of Centessa ordinary shares is a commonly accepted method utilized in the industry.

Benchmarking:

Use of our own KPMG valuation specialists to assist us in assessing the appropriateness of the valuation method and key assumptions. We compared the discount rate used to externally sourced ranges of rates of return that are derived from well-established and reliable academic studies widely used in the valuation of early-stage companies.

Recoverability of Parent Company’s investment in subsidiaries ($405m) Refer to note 5

Low risk, high value

The carrying amount of the Parent Company’s investment in subsidiaries represents 42% of the Company’s total assets.

Its recoverability is not at a high risk of significant misstatements or subject to significant judgement.

However, due to its materiality in the context of Parent Company financial statements, this is considered to be the area that had the greatest effect on our overall Parent Company audit.

Our procedures included:

We performed the tests below rather than seeking to rely on any of the group’s controls because the nature of the balance is such that we would expect to obtain audit evidence primarily through the detailed procedures described.

Test of detail:

We compared the aggregate of the carrying amount of the investments to the market capitalisation as at 31 December 2021, which is an approximation of the minimum recoverable amount of the aggregation of the investment, to assess whether it was in excess of the aggregate carrying amount.

3 Our application of materiality and an overview of the scope of our audit

Materiality for the group financial statements as a whole was set at $3,810k, determined with reference to a benchmark of total expenses of $381m of which it represents 1%. The benchmark is consistent with prior year.

Materiality for the Parent Company financial statements as a whole was set at $757k, determined with reference to a benchmark of total expenses of $28m, of which it represents 2.7%.

In line with our audit methodology, our procedures on individual account balances and disclosures were performed to a lower threshold, performance materiality, so as to reduce to an acceptable level the risk that individually immaterial misstatements in individual account balances add up to a material amount across the financial statements as a whole.

Performance materiality was set at 75% of materiality for the financial statements as a whole, which equates to $2,858k for the group and $567k for the Parent Company. We applied this percentage in our determination of performance materiality by considering a number of factors and concluded the aggregation risk was low and therefore a higher percentage was more appropriate.

We agreed to report to the Audit Committee any corrected or uncorrected identified misstatements exceeding $190k for the Group and $38k for the Parent Company, in addition to other identified misstatements that warranted reporting on qualitative grounds.

Of the Group’s 11 reporting components, we subjected 4 to full scope audits for group purposes and 6 to specified risk-focused audit procedures. The Group team instructed the component auditor as to the significant areas to be covered, including the relevant risks detailed above and the information to be reported back. The Group team approved the component materialities, which ranged from $1.3 million to $3.2 million, having regard to the mix of size and risk profile of the Group across the components. The Group team held video and telephone conference meetings with the component auditor. At these meetings, the findings reported to the Group team were discussed in more detail, and any further work required by the Group team was then performed by the component auditor. Our audit of the parent company was undertaken to the materiality level specified above and was performed by the Group audit team.

The scope of the audit work performed was fully substantive as we did not rely upon the Group’s internal control over financial reporting.

4 Going concern

The directors have prepared the financial statements on the going concern basis as they do not intend to liquidate the Group or the Company or to cease their operations, and as they have concluded that the Group’s and the Company’s financial position means that this is realistic. They have also concluded that there are no material uncertainties that could have cast significant doubt over their ability to continue as a going concern for at least a year from the date of approval of the financial statements (“the going concern period”).

We used our knowledge of the Group and the Company, its industry, and the general economic environment to identify the inherent risks to its business model and analysed how those risks might affect the Group’s and Company’s financial resources or ability to continue operations over the going concern period. The risks that we considered most likely to adversely affect the Group’s available financial resources over this period were:

•Underperformance against plan;

•Progress and alignment of dosing patients;

•Delays in cash inflows; and

•Impact of COVID-19.

We considered whether these risks could plausibly affect the liquidity in the going concern period by comparing severe but plausible downside scenarios that could arise from these risks individually and collectively against the level of available financial resources indicated by the Group’s financial forecasts.

We considered whether the going concern disclosure in note 2.3 to the financial statements gives a full and accurate description of the Directors’ assessment of going concern, including the identified risk and related sensitivities. We assessed the completeness of the going concern disclosure.

Our conclusions based on this work:

•we consider that the directors’ use of the going concern basis of accounting in the preparation of the financial statements is appropriate;

•we have not identified, and concur with the directors’ assessment that there is not, a material uncertainty related to events or conditions that, individually or collectively, may cast significant doubt on the Group’s or Company’s ability to continue as a going concern for the going concern period; and

•we found the going concern disclosure in note 2.3 to be acceptable.

However, as we cannot predict all future events or conditions and as subsequent events may result in outcomes that are inconsistent with judgements that were reasonable at the time they were made, the above conclusions are not a guarantee that the Group or the Company will continue in operation.

5 Fraud and breaches of laws and regulations – ability to detect

Identifying and responding to risks of material misstatement due to fraud

To identify risks of material misstatement due to fraud (“fraud risks”) we assessed events or conditions that could indicate an incentive or pressure to commit fraud or provide an opportunity to commit fraud. Our risk assessment procedures included:

•Enquiring of directors, the audit committee, and inspection of policy documentation as to the Group’s high-level policies and procedures to prevent and detect fraud as well as whether they have knowledge of any actual, suspected or alleged fraud.

•Reading Board of Directors, Audit Committee and remuneration committee meeting minutes.

•Considering remuneration incentive schemes and performance targets of management personnel and directors.

•Using analytical procedures to identify any unusual or unexpected relationships.

We communicated identified fraud risks throughout the audit team and remained alert to any indications of fraud throughout the audit.

As required by auditing standards, and taking into account our overall knowledge of the control environment, we perform procedures to address the risk of management override of controls, in particular the risk that Group management may be in a position to make inappropriate accounting entries and the risk of bias in accounting estimates and judgements such as those used in determination of discount rate. On this audit we do not believe there is a fraud risk related to revenue recognition because the group is in the pre- commercialization stage and no revenues are earned from trading.

We did not identify any additional fraud risks.

In determining the audit procedures, we took into account the results of our evaluation and testing of the operating effectiveness of some of the Group-wide fraud risk management controls.

We also performed procedures including:

•Identifying journal entries to test for all in-scope components based on risk criteria and comparing the identified entries to supporting documentation. These included entries posted to certain account or pairings or non-related accounts.

•Evaluated the business purpose of significant unusual transactions.

•Assessing whether the judgements made in making accounting estimates are indicative of a potential bias.

Identifying and responding to risks of material misstatement related to compliance with laws and regulations

We identified areas of laws and regulations that could reasonably be expected to have a material effect on the financial statements from our general commercial and sector experience, through discussion with the directors and other management (as required by auditing standards), and from inspection of the Group’s regulatory and legal correspondence and discussed with the policies and procedures regarding compliance with laws and regulations.

We communicated identified laws and regulations throughout our team and remained alert to any indications of non-compliance throughout the audit.

The potential effect of these laws and regulations on the financial statements varies considerably.

Firstly, the Group is subject to laws and regulations that directly affect the financial statements including financial reporting legislation (including related companies’ legislation), distributable profits legislation, and taxation legislation, and we assessed the extent of compliance with these laws and regulations as part of our procedures on the related financial statement items.

Secondly, the Group is subject to many other laws and regulations where the consequences of non- compliance could have a material effect on amounts or disclosures in the financial statements, for instance through the imposition of fines or litigation or the loss of the Group’s license to operate.

We identified the following areas as those most likely to have such an effect: health and safety, anti- bribery, employment law, human medicines regulations, regulatory capital and liquidity, and certain aspects of company legislation recognising the financial and regulated nature of the Group’s activities and its legal form. Auditing standards limit the required audit procedures to identify non-compliance with these laws and regulations to enquiry of the directors and other management and inspection of regulatory and legal correspondence, if any. Therefore if a breach of operational regulations is not disclosed to us or evident from relevant correspondence, an audit will not detect that breach.

Context of the ability of the audit to detect fraud or breaches of law or regulation

Owing to the inherent limitations of an audit, there is an unavoidable risk that we may not have detected some material misstatements in the financial statements, even though we have properly planned and performed our audit in accordance with auditing standards. For example, the further removed non-compliance with laws and regulations is from the events and transactions reflected in the financial statements, the less likely the inherently limited procedures required by auditing standards would identify it.

In addition, as with any audit, there remained a higher risk of non-detection of fraud, as these may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal controls. Our audit procedures are designed to detect material misstatement. We are not responsible for preventing non-compliance or fraud and cannot be expected to detect non-compliance with all laws and regulations.

6 We have nothing to report on the other information in the Annual Report and Financial Statements

The directors are responsible for the other information presented in the Annual Report together with the financial statements. Our opinion on the financial statements does not cover the other information and, accordingly, we do not express an audit opinion or, except as explicitly stated below, any form of assurance conclusion thereon.

Our responsibility is to read the other information and, in doing so, consider whether, based on our financial statements audit work, the information therein is materially misstated or inconsistent with the financial statements or our audit knowledge. Based solely on that work we have not identified material misstatements in the other information.

Strategic report and directors’ report

Based solely on our work on the other information:

•we have not identified material misstatements in the strategic report and the directors’ report;

•in our opinion the information given in those reports for the financial year is consistent with the financial statements; and

•in our opinion those reports have been prepared in accordance with the Companies Act 2006.

Directors’ remuneration report

In our opinion the part of the Directors’ Remuneration Report to be audited has been properly prepared in accordance with the Companies Act 2006.

7 We have nothing to report on the other matters on which we are required to report by exception

Under the Companies Act 2006, we are required to report to you if, in our opinion:

•adequate accounting records have not been kept by the Parent Company, or returns adequate for our audit have not been received from branches not visited by us; or

•the Parent Company financial statements are not in agreement with the accounting records and returns; or

•certain disclosures of directors’ remuneration specified by law are not made; or

•we have not received all the information and explanations we require for our audit.

We have nothing to report in these respects.

8 Respective responsibilities

Directors’ responsibilities

As explained more fully in their statement set out on page 31, the directors are responsible for: the preparation of the financial statements including being satisfied that they give a true and fair view; such internal control as they determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error; assessing the Group and Parent Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern; and using the going concern basis of accounting unless they either intend to liquidate the Group or the Parent Company or to cease operations, or have no realistic alternative but to do so.

Auditor’s responsibilities

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue our opinion in an auditor’s report. Reasonable assurance is a high level of assurance, but does not guarantee that an audit conducted in accordance with ISAs (UK) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of the financial statements.

A fuller description of our responsibilities is provided on the FRC’s website at www.frc.org.uk/auditorsresponsibilities.

9 The purpose of our audit work and to whom we owe our responsibilities

This report is made solely to the Company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the Company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company and the Company’s members, as a body, for our audit work, for this report, or for the opinions we have formed.

Shirley Rogan (Senior Statutory Auditor)
for and on behalf of KPMG LLP, Statutory Auditor
Chartered Accountants
2 Forbury Place,
33 Forbury Road
Reading United Kingdom
RG1 3AD
Date: 9 June 2022

The notes on pages 39 to 45 form part of these financial statements.

CENTESSA PHARMACEUTICALS PLC
REGISTERED NUMBER: 12973576

PARENT COMPANY BALANCE SHEET
AS AT 31 DECEMBER 2021

Assets	Note		2021 $’000
Fixed assets
Tangible assets	4		2
Investments	5		405,021
Total fixed assets			405,023

Current assets
Other current assets	6	19,524
Cash at bank and in hand		539,937
Gross current assets		559,461
Creditors: amounts falling due within one year	7	(2,371)
Net current assets			557,090
Total assets less current liabilities			962,113
Creditors: amounts falling due after more than one year	8		(113,399)
Net assets			848,714

Capital and reserves
Called up share capital	9		254
Share premium			344,976
Other reserve			78,525
Retained earnings			424,959
Total Shareholders Fund			848,714

The above parent company balance sheet should be read in conjunction with the accompanying notes.

The Company has elected to take the exemption under section 408 of the Companies Act of 2006 from presenting the company statement of comprehensive income. The Company loss for the period ended 31 December 2021 was $37,109,000.

The parent company financial statements were approved and authorised for issue by the board and were signed on its behalf on 8 June 2022.

Saurabh Saha, M.D., Ph.D.
Board Member and Chief Executive Officer

The notes on pages 39 to 45 form part of these financial statements.

CENTESSA PHARMACEUTICALS PLC
REGISTERED NUMBER: 12973576

STATEMENT OF CHANGES IN EQUITY
FOR THE PERIOD ENDED 31 DECEMBER 2021

	Called up share capital $’000	Share premium account $’000	Other reserves $’000	Retained earnings $’000	Total equity $’000
Comprehensive income for the period
Loss for the period	—	—	—	(37,109)	(37,109)
Other comprehensive income for the period	—	—	—	1,639	1,639
Total comprehensive income for the period	—	—	—	(35,470)	(35,470)
Stock-based compensation expense	—	—	—	28,700	28,700
Shares issued during the period	183,918	593,053	78,525	—	855,496
Share repurchase	(12)	—	—	—	(12)
Share re-designation	(183,652)	—	—	183,652	—
Capital reduction	—	(248,077)	—	248,077	—
Total transactions with owners	254	344,976	78,525	460,429	884,184
At 31 December 2021	254	344,976	78,525	424,959	848,714

CENTESSA PHARMACEUTICALS PLC

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 31 DECEMBER 2021

1. General information

Centessa Pharmaceuticals PLC (the “Company”) and its subsidiaries (the “Group” or “Centessa”) was formed in October 2020 with the purpose of bringing impactful new medicines to patients by combining the primary strengths of the asset- centric venture capital model with the benefits of diversification and scale typically attributed to traditional large R&D organizations. Medicxi formed Centessa with a view to ultimately acquiring several pre-revenue, development stage biotech companies, each of which was either controlled by and/or invested in by a fund affiliated with Medicxi or Index Ventures. On 29 January 2021, Centessa acquired 11 biotechnology companies as direct subsidiaries.

Centessa operates as a clinical-stage pharmaceutical company with a Research & Development (“R&D”) innovation engine that aims to discover, develop and ultimately deliver impactful medicines to patients. Centessa’s model seeks to minimize infrastructure investment and fixed costs by incorporating extensive outsourced resources into its research and development model to optimize deployment of funds for discovery and development. Centessa is led by a management team with extensive R&D experience from leading biotech and pharmaceutical companies. Centessa’s management team provides direct guidance to rapidly advance its programs from research through all stages of development through the integrated one-team structure of its operating model. The management team is also responsible for judicious capital and resource allocation decisions for discovery and development efforts across the portfolio and aims to expeditiously evaluate and potentially terminate programs when the data do not support advancing a program.

The Company is a public limited company limited by shares, incorporated pursuant to the laws of England and Wales. The registered office is 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT. These financial statements are from incorporation on 26 October 2020 to 31 December 2021.

2. Accounting policies

2.1 Basis of preparation of financial statements

The financial statements have been prepared under the historical cost convention unless otherwise specified within these accounting policies and in accordance with Financial Reporting Standard 102, the Financial Reporting Standard applicable in the UK and the Republic of Ireland and the Companies Act 2006.

The preparation of financial statements in compliance with FRS 102 requires the use of certain critical accounting estimates. It also requires management to exercise judgement in applying the Company’s accounting policies (see note 3).

The following principal accounting policies have been applied:

2.2 Financial reporting standard 102 - reduced disclosure exemptions

The Company has taken advantage of the following disclosure exemptions in preparing these financial statements, as permitted by the FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland”:

•the requirements of Section 7 Statement of Cash Flows;

•the requirements of Section 3 Financial Statement Presentation paragraph 3.17(d);

•the requirements of Section 11 Financial Instruments paragraphs 11.42, 11.44 to 11.45, 11.47,11.48(a)(iii), 11.48(a)(iv), 11.48(b) and 11.48(c)

•the requirements of Section 12 Other Financial Instruments paragraphs 12.26 to 12.27,12.29(a), 12.29(b) and 12.29A;

•the requirements of Section 26 Share-based Payment paragraphs 26.18(b), 26.19 to 26.21 and 26.23;

•the requirements of Section 33 Related Party Disclosures paragraph 33.7.

CENTESSA PHARMACEUTICALS PLC

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 31 DECEMBER 2021

2.3 Going concern

Notwithstanding a loss for the period ended 31 December 2021 of $37.3M and $381.1m of the Company and the Group respectively and negative cash outflows from operating activities of $135.1M of the Group, the financial statements have been prepared on a going concern basis which the directors consider to be appropriate for the following reasons.

The Company reported Cash and cash equivalents of $539.9M and net current assets of $557.1M as at 31 December 2021. The Group reported Cash and cash equivalents of $595.1M and net current assets of $604.1M as at 31 December 2021. The Company had Cash and cash equivalents of $479.3M and net current assets of $479.5M as at 30 April 2022. The Group had Cash and cash equivalents of $530.4M and net current assets of $542.5M as at 30 April 2022.

Since inception, the Group has devoted substantially all of its resources to acquiring and developing product and technology rights, conducting research and development in its discovery and enabling stages, in its clinical and preclinical trials and raising capital. The Group and the Company have incurred recurring losses and negative cash flows from operations since inception and has funded operations primarily through the sale and issuance of its common stock and convertible preferred stock. The Group and the Company expect to continue to incur significant expenses, increasing operating losses and negative cash outflows for the foreseeable future in connection with ongoing development activities related to its portfolio of programs.

In March 2020, the World Health Organization characterized the novel COVID-19 virus as a global pandemic. The Group is continuing to proactively monitor the COVID-19 global pandemic, to assess the potential impact on the business, and to seek to avoid any unnecessary potential delays to the Company’s programs. As of 31 December 2021, the clinical programs and research activities remain largely on track, with some modest delays in clinical trial enrollment rates and supply chain activities. While the Group is unable to fully quantify the potential effects of this pandemic on its future operations, including potential delays to preclinical and clinical programs, management continues to evaluate and to seek to mitigate risks, but no assurances can be given that this analysis will enable the Group to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in its sector in particular.

The Directors have reviewed the cash flow forecasts of the Group for the twelve months subsequent to the date of approval of these financial statements (going concern assessment period), taking account of severe but reasonably possible downsides relating to various clinical trial scenarios and variability in spending and development costs that may affect the Group in that period. These show that the Group will be able to pay (or otherwise discharge) its debts as they fall due during the going concern assessment period.

Accordingly, the financial statements have been prepared on a basis that assumes the Group and the Company will continue as a going concern and which contemplates the realisation of assets and settlement of liabilities and commitments as they fall due in the ordinary course of business for at least 12 months from the date of approval of the financial statements.

2.4 Foreign currency translation

Functional and presentation currency

During the period, the Company changed its functional currency from GBP to USD due to their financing being primarily in USD. The Company’s functional and presentational currency is therefore USD.

Transactions and balances

Foreign currency transactions are translated into the functional currency using the spot exchange rates at the dates of the transactions.

At each period end foreign currency monetary items are translated using the closing rate. Nonmonetary items measured at historical cost are translated using the exchange rate at the date of the transaction and non-monetary items measured at fair value are measured using the exchange rate when fair value was determined.

Foreign exchange gains and losses resulting from the settlement of transactions and from the translation at period- end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit or loss except when deferred in other comprehensive income as qualifying cash flow hedges.

CENTESSA PHARMACEUTICALS PLC

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 31 DECEMBER 2021

Foreign exchange gains and losses that relate to borrowings and cash and cash equivalents are presented in the Profit and loss account within ‘finance income or costs’. All other foreign exchange gains and losses are presented in profit or loss within ‘other operating income.

2.5 Share based payments

The grant date fair value of share-based payments awards granted to employees is recognised as an employee expense, with a corresponding increase in equity, over the period in which the employees become unconditionally entitled to the awards. Where awards are made to employees of subsidiaries of the company, the charge for share- based payments has been recognised as an increase in cost of investment in subsidiaries. Awards made by the company typically include graded vesting and where this is the case they have been treated as concurrent awards, such that the charge is ‘front loaded’ in the parent company accounts. The fair value of the awards granted is measured based on an using an option valuation model, taking into account the terms and conditions upon which the awards were granted. The amount recognised is adjusted to reflect the actual number of awards for which the related service and non-market vesting conditions are expected to be met, such that the amount ultimately recognised as an expense is based on the number of awards that do meet the related service and non-market performance conditions at the vesting date.

The financial effect of awards by the Parent Company of share options and other equity-based awards to the employees of subsidiary undertakings are recognised by the Parent Company in its individual financial statements. In particular, the Parent Company initially records a debit to the investment value of the subsidiary holding entity with a corresponding credit to the retained earnings as Stock-based compensation expense within the Statement of Changes in Equity. The expense associated with the subsidiary’s equity-based awards is recognised in profit and loss for the subsidiary undertaking.

For full share-based payments disclosures, please refer to p.197 of the attached Form 10-K in the consolidated financial statements presented with these Parent Company financial statements.

2.6 Tangible fixed assets

Tangible fixed assets under the cost model are stated at historical cost less accumulated depreciation and any accumulated impairment losses. Historical cost includes expenditure that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

Depreciation is charged so as to allocate the cost of assets less their residual value over their estimated useful lives, using the straight-line method.

Depreciation is provided on the following basis:

•Computer equipment 3 years

The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted prospectively if appropriate, or if there is an indication of a significant change since the last reporting date.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognised in profit or loss.

2.7 Valuation of investments

Investments in subsidiaries are measured at cost less accumulated impairment.

2.8 Debtors

Short term debtors are measured at transaction price, less any impairment. Loans receivable are measured initially at fair value, net of transaction costs, and are measured subsequently at amortised cost using the effective interest method, less any impairment.

CENTESSA PHARMACEUTICALS PLC

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 31 DECEMBER 2021

2.9 Cash at bank and in hand

Cash is represented by cash in hand and deposits with financial institutions repayable without penalty on notice of not more than 24 hours.

2.10 Creditors

Short term creditors are measured at the transaction price. Other financial liabilities, including bank loans, are measured initially at fair value, net of transaction costs, and are measured subsequently at amortised cost using the effective interest method.

3. Judgements in applying accounting policies and key sources of estimation uncertainty

The preparation of financial statements in conformity with FRS 102 requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. Although these estimates are based on management’s best knowledge of current events and actions, actual results ultimately may differ from those estimates. FRS 102 requires management to exercise judgement in the process of applying the accounting policies.

Significant areas that require management’s estimates for the Group include share-based compensation assumptions, the note purchase agreement, derivative liability and contingent value rights assumptions, accrued research and development expenses, and, prior to the IPO, the fair value of the Company’s ordinary shares. For more details, please refer to note 2 summary of Significant Accounting policies, use of estimate on p.185 of the attached Form 10-K in the consolidated financial statements.

Investment in subsidiaries

At each reporting date management performs an assessment as to whether there is any indication the valuation of subsidiaries held by the Company may be impaired. The valuation of the subsidiaries are primarily derived from publicly available information, being the market capitalisation of the Group, as at the year end date, given that the future value of the Group is expected to be generated from the products and treatments which are being developed by the subsidiary companies. On the balance sheet date, where the market capitalisation of the Group as a whole falls below the carrying value of the investment, management will perform a fair value less cost to sell calculation and then consider whether an impairment of the investment is required, and if so, will write down the cost of the investment to its recoverable amount, with an associated impairment charge recognised in the Parent Company profit and loss account. In the event the Group’s market capitalisation subsequently increases and the reasons for any impairment loss have ceased to apply, an impairment loss may be reversed in a subsequent period in the Parent Company profit and loss account, to the extent that the carrying value would have been determined had no impairment loss been recognised for the investment in prior periods.

4. Tangible fixed assets

Computer equipment $000
Cost or valuation
Additions	3
At 31 December 2021	3

Depreciation
Charge for the period on owned assets	1
At 31 December 2021	1

Net book value
At 31 December 2021	2

CENTESSA PHARMACEUTICALS PLC

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 31 DECEMBER 2021

5. Fixed asset investments

Investments in subsidiary companies $’000
Cost or valuation
Additions	405,021
At 31 December 2021	405,021

Subsidiary undertakings

The following were subsidiary undertakings of the Company:

Name	Registered office	Class of shares	Holding
Z Factor Limited	3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT	Ordinary	100%
LockBody Therapeutics Limited	3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT	Ordinary	100%
Morphogen-IX Limited	3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT	Ordinary	100%
AocinteX Limited	3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT	Ordinary	100%
Orexia Therapeutics Limited	3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT	Ordinary	100%
Inexia Therapeutics Limited	3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT	Ordinary	100%
Capella Bioscience Ltd	3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT	Ordinary	100%
Janpix Limited	3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT	Ordinary	100%
Pega-One SAS	31 35 31 Rue De La Federation75015, Paris, France	Ordinary	100%
PearlRiver Bio GmbH	Otto-Hahn-Straße 15, 44227 Dortmund, Germany	Ordinary	100%
Palladio Biosciences Inc	5 Walnut Grove Drive, Suite 120,Horsham, PA 19044	Ordinary	100%
Centessa Pharmaceuticals Inc	3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT	Ordinary	100%

6. Debtors

2021 $’000
Amounts owed by group undertakings	14,891
Other debtors	108
Prepayments	4,525
19,524

Amounts due from subsidiary undertakings are unsecured, interest free, have no fixed date of repayment and are repayable on demand.

CENTESSA PHARMACEUTICALS PLC

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 31 DECEMBER 2021

7. Creditors: Amounts falling due within one year

2021 $’000
Accruals and deferred income	2,169
Other creditors	202
2,371

8. Creditors: Amounts falling due after more than one year

2021 $’000
Contingent consideration	37,699
Long term debt	75,700
113,399

Further information regarding the contingent consideration and long-term debt can be found in Notes 4 and 6, respectively, of the Annual Report on Form 10-K.

9. Share capital

Authorised, allotted, called up and fully paid	2021 $’000
90,971,172 Ordinary shares of £0.002 each	254

On 26 October 2020, the Company issued 1 Ordinary share with a nominal value of £1 for cash consideration of £1 ($1) in aggregate.

On 27 November 2020, the Company sub-divided their 1 Ordinary share with a nominal value of £1 per share to 1,000 Ordinary shares with a nominal value of £0.001 per share.

On 27 November 2020, the Company issued 14,999,000 Ordinary shares with a nominal value of £0.001 for cash consideration of £15,000 ($21,000).

On 28 January 2021, the Company re-designated their Ordinary shares as A Ordinary shares.

On 28 January 2021, the Company bought back 8,900,000 A Ordinary shares for £9,000 ($12,000).

On 29 January 2021, the Company issued 89,270,801 B Ordinary shares with a nominal value of £1.50 for consideration of £191,415,000 ($262,980,000). The company issued the equity shares in consideration for securing a holding of at least 90% of the nominal value of each class of equity in other companies (see note 5 ‘investments’ and note 1 ‘company overview’). Merger relief has been applied. Merger relief is a statutory relief from recognising any share premium on shares issued. Instead, a merger reserve has been recorded equal to the value of share premium which would have been recorded if the provisions of section 612 of the Companies Act 2006 had not be applicable, being $78,525,000 as shown in ‘other reserves’ within the statement of changes in equity.

On 29 January 2021, the Company issued 1,005,204 A Ordinary shares with a nominal value of £0.001 per share for cash consideration of £1,000 ($1,000) in aggregate.

On 29 January 2021, the Company issued 45,681,819 A Preference shares with a nominal value of £0.001 for cash consideration of £180,594,000 ($247,785,000) in aggregate.

On 20 April 2021, the Company issued 100,000 A Ordinary shares with a nominal value of £0.001 for cash consideration of £209,000 ($292,000).

On 30 April 2021, the Company reduced the nominal value of their B Ordinary shares from £1.50 to £0.001 per share. On 30 April 2021, the Company cancelled share premium of £182,983,000 ($248,076,000).

On 30 April 2021, the Company re-designated their B Ordinary shares of £0.001 per share to A Ordinary shares of £0.001 per share.

CENTESSA PHARMACEUTICALS PLC

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 31 DECEMBER 2021

On 20 May 2021, the Company sub-divided their 96,476,005 A Ordinary shares with a nominal value of £0.001 per share to 48,237,984 A Ordinary shares with a nominal value of £0.002 per share. Furthermore, the Company sub-divided their 45,681,819 A Preferred shares with a nominal value of £0.001 per share to 22,840,902 A Preferred shares with a nominal value of £0.002.

On 2 June 2021, the Company re-designated their A Ordinary shares and A Preference shares to Ordinary shares.

From 2 June 2021 and 4 June 2021, the Company issued 16,500,000 Ordinary shares with a nominal value of £0.002 per share for cash consideration of £216,579,000 ($299,635,000) in aggregate. Furthermore, the Company issued 2,475,000 Ordinary shares with a nominal value of £0.002 for cash consideration of £32,510,000 ($44,857,000) in aggregate.

On 30 November 2021, the Company issued 83,389 Ordinary shares with a nominal value of £0.002 for cash consideration of £374,000 ($487,000) in aggregate.

On 13 December 2021, the Company issued 833,897 Ordinary shares with a nominal value of £0.002 and were allotted for cash consideration of £2,000 ($2,000) in aggregate.

10. Share based payments

The total share based payment expense and increase to cost of investment by the Company recognised in the period are as follows:

2021 $’000
Share based payment expense	13,200
Increase to cost of investments	15,500
28,700

11. Related party transactions

The Company has taken advantage of the exemption under FRS 102 not to disclose related party transactions with other companies that are wholly owned within the Group.

12. Post balance sheet events

On 2 June 2022, the Company announced its strategic decision to discontinue the clinical development of lixivaptan for the treatment of Autosomal Dominant Polycystic Kidney Disease (“ADPKD”). The Company further announced that as a result of this discontinuance, a significant reduction in annual cash burn is expected and the Company anticipates that the cash runway for its existing programs will now extend into 2026, without drawing on the remaining available tranches under the Oberland credit facility.

Other post balance sheet events are disclosed in the Form 10-K in Note 6 and Note 13.

13. Controlling party

There is no ultimate controlling party of the Company as ownership is split between the Company’s shareholders.

CERTAIN NOTE DISCLOSURES RELEVANT TO THE GROUP

Basis of Preparation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), as permitted by Statutory Instrument 2015 No. 1675, “The Accounting Standards (Prescribed Bodies) (United States of America and Japan) Regulations 2015” and in accordance with the UK Companies Act 2006.

UK Statutory Disclosure Requirements

(i) Monthly average number of people employed:

Group	Group 2021
General & administrative	18
Research & development	30
Total Employees	48

(ii) Employee costs:

Group	Group 2021 US $’000
Salaries and bonuses	19,003
Pension contributions	204
Share-based compensation expense	14,851
Benefits	532
Social security costs	1,200
Total employee costs	35,790

Details of directors’ remuneration, including that of the Parent Company’s sole employee, are provided in the Directors’ Remuneration Report on pages 11 to 30. The aggregate of the amount of gains made by directors on the exercise of share options during the period was nil.

(iii) Auditor remuneration

During the period, the Group obtained the following services from the Group’s auditors and its associates:

Group	2021 US $’000
Fees payable to the Company’s auditors and its associates for the audit of the Parent Company and its subsidiaries and consolidated financial statements for the period ended 31 December 2021	1,373
Audit-related assurance services	—
Taxation advisory services	—
Other fees	915
Total fees paid to the Group’s auditor	2,288

KPMG has been the Group’s auditors beginning in the period ended 31 December 2021. KPMG operates procedures to safeguard against the possibility of their objectivity and independence being compromised. This includes the use of quality review partners, consultation with internal compliance teams and the carrying out of an annual independence procedure within their firm. The audit partner changes every five years. The amount charged by the external auditors for the provision of services during the period under audit is set above. The Committee assesses the performance of the auditors and is comfortable that KPMG has operated effectively and a resolution to reappoint the firm as auditors will be put to shareholders at the Company’s Annual General Meeting (“AGM”).